                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


                          Dated as of October 18, 2000


                                  by and among


                     ABN AMRO North America Holding Company,


                        Alleghany Asset Management, Inc.


                                       and


                              Alleghany Corporation

                                TABLE OF CONTENTS

                                                                                                        Page

ARTICLE I           PURCHASE AND SALE...................................................................     1

         Section 1.1       The Merger...................................................................     1
         Section 1.2       The Closing..................................................................     1
         Section 1.3       Effective Time of the Merger.................................................     2
         Section 1.4       The Certificate of Incorporation and By-Laws.................................     2
         Section 1.5       Directors and Officers.......................................................     2
         Section 1.6       Effect on Company Stock; Merger Consideration Adjustment.....................     2
         Section 1.7       Employment Agreements........................................................     4
         Section 1.8       Post-Closing Payment.........................................................     4

ARTICLE II          REPRESENTATIONS AND WARRANTIES  OF THE COMPANY AND THE STOCKHOLDER..................     6

         Section 2.1       Corporate Organization and Qualification.....................................     6
         Section 2.2       Authorized Capital...........................................................     7
         Section 2.3       Corporate Authority..........................................................     7
         Section 2.4       Consents, No Conflicts.......................................................     7
         Section 2.5       Compliance...................................................................     8
         Section 2.6       Financial Statements.........................................................    10
         Section 2.7       Undisclosed Liabilities......................................................    11
         Section 2.8       No Material Adverse Effect...................................................    11
         Section 2.9       No Dividends, Sale of Assets, etc............................................    11
         Section 2.10      Litigation...................................................................    11
         Section 2.11      Tax Matters..................................................................    11
         Section 2.12      Investment Advisory Activities...............................................    13
         Section 2.13      Registered Investment Company................................................    15
         Section 2.14      Leases.......................................................................    18
         Section 2.15      Intellectual Property........................................................    18
         Section 2.16      Material Contracts...........................................................    19
         Section 2.17      Benefit Plans................................................................    19
         Section 2.18      Interests of Officers and Directors..........................................    21
         Section 2.19      Insurance....................................................................    21
         Section 2.20      Absence of Bank or Savings and Loan Status...................................    21
         Section 2.21      Brokers and Finders..........................................................    22
         Section 2.22      Assets.......................................................................    22
         Section 2.23      Intercompany Transactions....................................................    22
         Section 2.24      Assets under Management......................................................    22

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................................    23

         Section 3.1       Corporate Organization.......................................................    23
         Section 3.2       Corporate Authority..........................................................    23

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
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
         Section 3.3       Consents, No Conflicts.......................................................    23
         Section 3.4       Litigation...................................................................    24
         Section 3.5       Brokers and Finders..........................................................    24
         Section 3.6       Investment Advisory Activities...............................................    24
         Section 3.7       Information in Proxy.........................................................    25
         Section 3.8       Financing....................................................................    25
         Section 3.9       Section 15(f) of the Investment Company Act..................................    25

ARTICLE IV          CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER......................................    25

         Section 4.1       Compliance with Agreement....................................................    25
         Section 4.2       Representations and Warranties...............................................    26
         Section 4.3       Opinion of Counsel for the Company and the Stockholder.......................    26
         Section 4.4       Approvals....................................................................    26
         Section 4.5       Assets Under Management......................................................    26
         Section 4.6       No Material Adverse Effect...................................................    26
         Section 4.7       No Injunction................................................................    26
         Section 4.8       Compliance with Section 15(f)................................................    26
         Section 4.9       Employment Agreements........................................................    26

ARTICLE V           CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDER....................    27

         Section 5.1       Compliance with Agreement....................................................    27
         Section 5.2       Representations and Warranties...............................................    27
         Section 5.3       Opinion of Counsel for The Purchaser.........................................    27
         Section 5.4       Approvals....................................................................    27
         Section 5.5       No Injunction................................................................    27
         Section 5.6       Compliance with Section 15(f)................................................    27

ARTICLE VI          COVENANTS OF THE COMPANY AND THE STOCKHOLDER........................................    28

         Section 6.1       Covenants Pending the Closing................................................    28
         Section 6.2       Confidentiality..............................................................    29
         Section 6.3       Filings and Approvals........................................................    29
         Section 6.4       Commercially Reasonable Efforts..............................................    29
         Section 6.5       Fund Approvals...............................................................    30
         Section 6.6       Proxy Statements.............................................................    30
         Section 6.7       Non-Fund Clients.............................................................    30
         Section 6.8       No Shop......................................................................    30
         Section 6.9       Confidentiality..............................................................    31
         Section 6.10      Non-Competition Agreement....................................................    31
         Section 6.11      Other Investment Company Matters.............................................    32
         Section 6.12      Post-Closing Matters.........................................................    32
         Section 6.13      Intercompany Transactions....................................................    32
         Section 6.14      FIRPTA Certificate...........................................................    32
         Section 6.15      M&C AUM......................................................................    32


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
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
         Section 6.16      Approvals....................................................................    32

ARTICLE VII         COVENANTS OF THE PURCHASER..........................................................    33

         Section 7.1       Confidentiality..............................................................    33
         Section 7.2       Filings and Approvals........................................................    33
         Section 7.3       Commercially Reasonable Efforts..............................................    33
         Section 7.4       Use of the Alleghany Name....................................................    33
         Section 7.5       Transfer Taxes...............................................................    33
         Section 7.6       Cooperation with Preparation of Proxy Statements.............................    33
         Section 7.7       Information to Board of Trustees.............................................    33
         Section 7.8       Certain Post-Closing Fund Matters............................................    34
         Section 7.9       Form ADV.....................................................................    34
         Section 7.10      Employee Matters.............................................................    34
         Section 7.11      Formation and Actions of Newco...............................................    35

ARTICLE VIII        INDEMNITY...........................................................................    35

         Section 8.1       Survival of Representations, Warranties, Indemnity Obligations
                           and Covenants................................................................    35
         Section 8.2       Indemnity by the Stockholder.................................................    35
         Section 8.3       Indemnity by the Purchaser...................................................    36
         Section 8.4       Certain Indemnification Covenants............................................    37
         Section 8.5       Procedure....................................................................    38

ARTICLE IX          TAX MATTERS.........................................................................    39

         Section 9.1       Tax Returns..................................................................    39
         Section 9.2       Post-Closing Tax Matters.....................................................    41
         Section 9.3       Stockholder Indemnity for Taxes..............................................    42
         Section 9.4       Matters Involving Tax Claims.................................................    43
         Section 9.5       Section 338 Election.........................................................    44

ARTICLE X           MISCELLANEOUS PROVISIONS............................................................    45

         Section 10.1      Termination..................................................................    45
         Section 10.2      Expenses.....................................................................    46
         Section 10.3      Notices......................................................................    46
         Section 10.4      Public Announcements.........................................................    47
         Section 10.5      Notice.......................................................................    47
         Section 10.6      Remedies.....................................................................    48
         Section 10.7      Entire Agreement; Amendment..................................................    48
         Section 10.8      Assignment...................................................................    48
         Section 10.9      Governing Law................................................................    49
         Section 10.10     Counterparts.................................................................    49
         Section 10.11     Headings.....................................................................    49
         Section 10.12     Severability.................................................................    49

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
EXHIBITS

         1.7      Employment Agreements
         4.3      Opinion of Counsel for the Company and the Stockholder
         5.3      Opinion of Counsel for the Purchaser
         6.1(c)   The Company's Dividend Policy
         7.10     Employee Matters


SCHEDULES

         2.1      The Company and Subsidiaries
         2.2      Authorized Capital
         2.4      Company Approvals
         2.5      Compliance
         2.6      Financial Statements
         2.7      Undisclosed Liabilities
         2.9      Dividends
         2.10     Litigation
         2.11     Tax Matters
         2.12     Investment Advisory Activities
         2.13     Registered Investment Company
         2.14     Leases
         2.15     Intellectual Property
         2.16     Material Contracts
         2.17     Benefit Plans
         2.18     Interests of Officers and Directors
         2.19     Insurance
         2.23     Intercompany Transactions
         3.3      Purchaser Approvals
         4.5      Consenting Clients

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                             TABLE OF DEFINED TERMS

Defined Term                                                                                       Section
Adjustment Factor............................................................................   1.6(c)(ii)
Advisers Act.................................................................................          2.4
Agreement....................................................................................     Preamble
Annual Financial Statements..................................................................       2.6(a)
Applicable Laws..............................................................................          2.4
Approvals....................................................................................          2.4
Asset Quotient...............................................................................    1.6(c)(i)
Assignment Requirements......................................................................          2.4
Base Amount..................................................................................   1.6(c)(iv)
Benefit Plans................................................................................      2.17(a)
Certificate of Merger........................................................................          1.3
claim........................................................................................       8.5(a)
Client Contracts.............................................................................      2.12(b)
Closing......................................................................................          1.2
Closing Date.................................................................................          1.2
Closing Date Balance Sheet...................................................................       1.8(a)
Closing Date Book Value......................................................................       1.8(a)
Code.........................................................................................      2.11(b)
Company......................................................................................     Preamble
Company Approvals............................................................................          2.4
Company Governmental Approvals...............................................................          2.4
Company Stock................................................................................     Preamble
Company Third Party Approvals................................................................          2.4
Company Material Adverse Effect..............................................................          2.1
Competitive Activity.........................................................................         6.10
Competitor...................................................................................         6.10
Confidential Information.....................................................................          6.9
Confidentiality Agreement....................................................................       6.2(a)
Consenting Clients...........................................................................    1.6(c)(v)
Consolidated Income Tax Return...............................................................       9.1(f)
DGCL.........................................................................................          1.1
Effective Time...............................................................................          1.3
Employment Agreements........................................................................          1.7
Encumbrances.................................................................................          2.2
Enterprise Funds.............................................................................          1.2
ERISA........................................................................................       2.5(a)
Exchange Act.................................................................................       2.5(a)
Final Allocation.............................................................................       9.5(d)
Financial Statements.........................................................................       2.6(b)
Fund and, collectively, "Funds"..............................................................      2.12(a)
Fund Annual Financial Statements.............................................................      2.13(f)
Fund Financial Statements....................................................................      2.13(f)

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
Fund Interim Financial Statements............................................................      2.13(f)
Fund Tax Returns.............................................................................      2.13(j)
Governmental Authorities.....................................................................       2.5(b)
Income Tax or Income Taxes...................................................................       9.1(f)
Income Tax Return............................................................................       9.1(f)
Indemnitee...................................................................................       8.5(b)
Indemnitor...................................................................................       8.5(b)
Independent Accountants .....................................................................       1.8(e)
Intellectual Property........................................................................      2.15(a)
Interim Financial Statements.................................................................       2.6(b)
Investment Company...........................................................................      2.12(a)
Investment Company Act.......................................................................          2.4
Investment Partnership.......................................................................      2.12(a)
knowledge....................................................................................         2.10
Leases.......................................................................................         2.14
Liabilities..................................................................................       8.2(a)
Litigation...................................................................................         2.10
M&C..........................................................................................  1.6(c)(iii)
M&C AUM......................................................................................  1.6(c)(iii)
Material Contracts...........................................................................         2.16
Merger.......................................................................................          1.1
Merger Consideration.........................................................................       1.6(a)
NASD.........................................................................................       2.5(e)
New Advisory Contract........................................................................    1.6(c)(v)
Newco........................................................................................     Preamble
Non-Fund Client..............................................................................      2.12(a)
open taxable years...........................................................................      2.13(j)
Pre-Closing Tax Period.......................................................................       9.2(c)
Pre-Closing Tax Return.......................................................................       9.1(e)
Proposed Allocation..........................................................................       9.5(d)
Purchaser....................................................................................     Preamble
Purchaser Approvals..........................................................................          3.3
Purchaser Governmental Approvals.............................................................          3.3
Purchaser Third Party Approvals..............................................................          3.3
Reports......................................................................................      2.13(g)
Representatives..............................................................................       6.1(a)
Revised Amount ..............................................................................       1.8(e)
SEC..........................................................................................       2.5(c)
Section 338 Elections........................................................................       9.5(a)
Section 338 Forms............................................................................       9.5(c)
Securities Act...............................................................................      2.13(g)
Self-Regulatory Organization.................................................................          2.4
Stockholder..................................................................................     Preamble
Stockholder's Straddle Period................................................................       9.2(c)
Straddle Period..............................................................................       9.1(e)
Subsidiaries.................................................................................          2.1


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
Surviving Corporation........................................................................          1.1
Tax or Taxes.................................................................................      2.11(a)
Tax Claim....................................................................................          9.4
Tax Returns..................................................................................      2.11(a)
Taxing Authority.............................................................................      2.11(a)
Termination Date.............................................................................          8.1
Transfer Taxes...............................................................................          7.5
Trust........................................................................................       2.5(h)
Trust Tax Returns............................................................................       2.5(h)
12b-1 Plan...................................................................................      2.13(h)
under management.............................................................................   1.6(c)(vi)
Veredus......................................................................................      2.12(a)

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
                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of October 18, 2000 (together with the Schedules, Annexes and Exhibits hereto, this "Agreement"), by and among ABN AMRO North America Holding Company, a Delaware corporation (the "Purchaser"), Alleghany Asset Management, Inc., a Delaware corporation (the "Company"), and Alleghany Corporation, a Delaware corporation (the "Stockholder") and the beneficial and record owner of one hundred percent (100%) of the issued and outstanding capital stock of the Company (the "Company Stock").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Boards of Directors of the Purchaser and the Stockholder have each determined that it is in the best interests of their respective stockholders for a to-be-formed wholly-owned subsidiary of the Purchaser incorporated in the State of Delaware ("Newco") to be merged with and into the Company upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Purchaser, the Company and the Stockholder desire to make certain representations, warranties, covenants and agreements as set forth in this Agreement;

                  NOW, THEREFORE, for and in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                PURCHASE AND SALE

                  Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Newco shall be merged with and into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"), and the separate corporate existence of Newco shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). Upon becoming effective, the Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of Newco and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and the Company shall become the debts, liabilities and duties of the Surviving Corporation, and the Surviving Corporation shall continue its corporate existence under the DGCL.

                  Section 1.2 The Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Dewey

Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, on the third business day after all of the conditions to the obligations of the parties under Articles IV and V have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions), or at such time and place as shall be mutually agreed to by the parties (the "Closing Date"), but in no event shall the Closing Date be a date earlier than January 1, 2001.

                  Section 1.3 Effective Time of the Merger. Subject to the provisions of this Agreement, a Certificate of Merger with respect to the Merger in such form as is required by the DGCL (the "Certificate of Merger") shall be duly prepared, executed and acknowledged and thereafter filed with the Secretary of State of the State of Delaware, as soon as practicable on the Closing Date. The Merger shall become effective at the later of the time of filing of the Certificate of Merger or at such time as is agreed upon by the parties and specified in the Certificate of Merger (the "Effective Time").

                  Section 1.4 The Certificate of Incorporation and By-Laws. The Certificate of Incorporation and By-Laws of Newco as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until duly amended as provided therein or by applicable law.

                  Section 1.5 Directors and Officers. The directors of Newco immediately prior to the Effective Time and the officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, in each case until their successors are duly elected and qualified in accordance with applicable law.

                  Section 1.6 Effect on Company Stock; Merger Consideration Adjustment.

                  (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, Newco, the Company, the Stockholder or the Surviving Corporation, the shares of the Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $825,000,000 in cash in the aggregate (the "Merger Consideration"), and each share of capital stock of Newco shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. The Merger Consideration shall be delivered to the Stockholder by wire transfer of immediately available funds at the Closing in exchange for certificates representing all outstanding shares of the Company Stock. As of the Effective Time, all shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

                  (b) If the Asset Quotient (as defined below) is less than 0.90, then the Merger Consideration shall be reduced by an amount equal to the product of the Adjustment Factor (as defined below) multiplied by Seven Hundred Twenty-Five Million Dollars ($725,000,000).

                  (c) The following terms as used in this Agreement shall have the following meanings:

                      (i) The term "Asset Quotient" shall mean the number
                (rounded to five decimal places) which results from dividing M&C AUM by the Base Amount.

                      (ii) The term "Adjustment Factor" shall mean:

                          (1) if the Asset Quotient is less than 0.9 but equal
                      to or greater than 0.8, the amount by which the Asset Quotient is less than 0.9, or

                          (2) if the Asset Quotient is less than 0.8, 0.1 plus
                      two times the amount by which the Asset Quotient is less than 0.8;

                provided, however, that the Adjustment Factor shall under no circumstances be greater than 0.3.

                      (iii) The term "M&C AUM" shall mean the aggregate market
                value at 4:00 p.m. Atlanta time on the date that is ten (10) business days prior to the Closing Date of assets of the Consenting Clients (as defined below) under the management of Montag & Caldwell, Inc. ("M&C"), as adjusted to eliminate increases or decreases attributable exclusively to positive or negative changes in the market value of such assets since the date hereof or the date such assets came under M&C's management. For the avoidance of doubt, the M&C AUM shall be calculated as follows:

                          (1) assets of the Consenting Clients that are under
                      M&C's management as of the date hereof shall be valued at the fair market value of such assets as of the date hereof;

                          (2) assets of the Consenting Clients that come under
                      M&C's management after the date hereof shall be valued at the fair market value of such assets as of the date that they came under M&C's management; and

                          (3) assets of the Consenting Clients that are acquired
                      directly or indirectly with the proceeds of sales of assets described in clauses (1) or (2) above (including indirectly through multiple sales) shall be valued on the basis of the value of such sold assets as provided in clauses (1) and (2) above as if no sale of the assets described in clauses (1) and (2) above had taken place.

                      (iv) The term "Base Amount" shall mean $28,991,198,352,
                which is the aggregate market value as of 4:00 p.m. Atlanta time on October 16, 2000 of assets under M&C's management.

                      (v) The term "Consenting Clients" shall refer to the Funds and the Non-Fund Clients (together with entities that become such after the date of this Agreement and prior to the Closing
                Date) that shall have consented to the assignment of their Client Contracts in accordance with the requirements of the Investment Company Act, the Advisers Act, other Applicable Laws or such Client Contracts, which consent shall have been evidenced as follows: (i) with respect to each of the Funds, the approval by the shareholders thereof, and with respect to the Enterprise Funds, the approval of the boards of trustees thereof, of a new investment advisory agreement or sub-advisory agreement, as the case may be (a "New Advisory Contract"), with the Subsidiary which acts as the investment advisor or sub-advisor thereof on the same terms (other than the term thereof) as the existing investment advisory agreement between such parties, to take effect at the Closing; (ii) with respect to each Non-Fund Client whose Client Contract requires a written consent to the assignment of such Client Contract, a written consent; (iii) with respect to each Non-Fund Client whose Client Contract permits an assignment after notice of an impending assignment to such Non-Fund Client and no receipt by the Company or any of its Subsidiaries of any communication that such Non-Fund Client objects to such assignment or terminates or intends to terminate its Client Contract, a notice delivered to such Non-Fund Client at least sixty (60) days prior to the Closing and the receipt of a written consent from such Non-Fund Client, or no receipt, as certified by an officer of the Company, of any communication that such Non-Fund Client objects to such assignment or terminates or intends to terminate its Client Contract; and (iv) with respect to each Non-Fund Client whose Client Contract is not subject to the Investment Company Act or the Advisers Act, satisfaction of the requirements of other Applicable Laws and such Client Contract for an assignment, if any, as certified by an officer of the Company.

                      (vi) Any reference to assets being "under management"
                shall mean assets with respect to which the manager thereof serves as investment advisor or sub-advisor, and not merely in a capacity as administrator, custodian, trustee, fiduciary or similar capacity, and assets held and managed in a common or collective trust as to which a trust company serves as trustee.

                  Section 1.7 Employment Agreements. Simultaneously with the execution and delivery of this Agreement, the employment agreements in the forms set forth in Exhibit 1.7 hereto between the Company and each of the parties thereto shall be executed and delivered (the "Employment Agreements").

                  Section 1.8 Post-Closing Payment.

                  (a) Within 60 days after the Closing Date, the Stockholder shall prepare a consolidated balance sheet of the Company and the Subsidiaries as of the time immediately preceding the Effective Time (which shall take into account all transactions contemplated to take place on the Closing Date pursuant to Exhibit 7.10) in accordance with generally accepted accounting principles consistently applied and consistent with past practice, except for the absence of footnote disclosures and other financial statements required thereby and except as explicitly set forth in this Agreement (as it may be audited or changed below, the "Closing Date Balance Sheet"). Notwithstanding the foregoing, the Closing Date Balance Sheet shall not include the current provision for Income Taxes or any current Income Tax liabilities. The Closing Date Balance Sheet shall be audited by KPMG LLP at the expense of the Stockholder and, as so audited, shall be issued and delivered to the Stockholder and the Purchaser within 60 days after the Closing Date. Total assets less total liabilities as shown on the Closing Date Balance Sheet is hereinafter referred to as the "Closing Date Book Value."

                  (b) During the preparation of the Closing Date Balance Sheet by the Stockholder as provided in Section 1.8(a) hereof, the Purchaser shall (i) provide the Stockholder and its representatives with reasonable access to all relevant books, records, work papers and employees of the Company, (ii) cooperate with the Stockholder and its representatives, including the provision of all information necessary or useful in the preparation of the Closing Date Balance Sheet, and (iii) be entitled to observe and review the preparation of the Closing Date Balance Sheet and the audit, including KPMG's work papers, with full access to KPMG during such audit, which review shall not constitute any approval of or acquiescence in the Closing Date Balance Sheet on the part of the Purchaser.

                  (c) In the event that the Closing Date Book Value is greater than $41,309,068 (which amount equals total assets less total liabilities as shown on the unaudited consolidated balance sheet of the Company and the Subsidiaries as at June 30, 2000, which balance sheet is included in Schedule
2.6 hereto), then the Purchaser shall pay to the Stockholder an amount equal to the difference. In the event that the Closing Date Book Value is less than the $41,309,068, then the Stockholder shall pay to the Purchaser an amount equal to the difference.

                  (d) In the event that the Purchaser does not disagree with the Closing Date Balance Sheet pursuant to Section 1.8(e) hereof, then the payment to be made pursuant to Section 1.8(c) shall be made in cash by wire transfer of immediately available funds on the forty-fifth business day after the delivery of the Closing Date Balance Sheet as provided in Section 1.8(a).

                  (e) In the event that the Purchaser disagrees with the Closing Balance Sheet, it shall advise the Stockholder within forty-five business days after the delivery of the Closing Balance Sheet as provided in Section 1.8(a), specifying the nature of such disagreement, the reason therefor and its calculation of the payment it believes is required by Section 1.8(c). The Stockholder and the Purchaser shall then select a mutually acceptable firm of certified independent public accountants of national reputation (the "Independent Accountants") to resolve the disagreement and to determine the amount of the payment required by Section 1.8(c) (the "Revised Amount"). The Independent Accountants shall deliver their determination of the Revised Amount to the Stockholder and the Purchaser as soon as practicable and such determination shall be final and binding upon the Stockholder and the Purchaser. Payment of the Revised Amount shall be made in cash by wire transfer of immediately available funds within five business days of the delivery of the determination of the Revised Amount as provided in this Section 1.8(e).

                  (f) The fees and expenses of the Independent Accountants shall be shared equally by the Stockholder and the Purchaser.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE STOCKHOLDER

                  Each of the Company and the Stockholder jointly and severally represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

                  Section 2.1 Corporate Organization and Qualification. Schedule
2.1 hereto sets forth a true and complete list of the Company and each corporation, trust company, limited liability company, partnership, joint venture and similar business organization of which the Company directly or indirectly owns or controls more than fifty percent (50%) of the ordinary voting power or profit interest (the "Subsidiaries"), and the jurisdictions of organization of each and the jurisdictions in which each is qualified to do business. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where the absence of such qualification, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any material adverse effect on the business, operations, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, or on the ability of the Company and the Stockholder to perform their obligations hereunder, other than effects caused by or resulting from (a) changes in general economic or securities market conditions, securities market prices or interest rate levels, or (b) the termination of any employee engaged in the business conducted by Chicago Deferred Exchange Corporation or Chicago Deferred Exchange Corporation of California or the loss of any such business. Each of the Company and the Subsidiaries has the requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. The Company has delivered to the Purchaser a true and complete copy of the charter and bylaws, or other organizational documents, of each of the Company and the Subsidiaries, each as amended to date, and each is in full force and effect. Except as set forth on Schedule 2.1, the Company does not directly or indirectly control, or have any direct or indirect equity participation or profit interests in, any corporation, partnership, limited liability company, joint venture or other entity.

                  Section 2.2 Authorized Capital. The authorized capital stock of the Company consists of 1,000 shares of Company Stock, all of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Stock have been duly authorized and are validly issued, fully paid and nonassessable, and are owned by the Stockholder free and clear of all liens, pledges, security interests, claims and other encumbrances of any nature whatsoever ("Encumbrances") except as set forth in Schedule 2.2 hereto (provided that as of the Closing Date any of such Encumbrances set forth in Schedule 2.2 shall have been terminated or extinguished). Schedule 2.2 hereto sets forth, with respect to each of the Subsidiaries, its authorized capital stock (which includes, for purposes of this Agreement, profit interests, partnership, membership and other ownership interests), its issued and outstanding shares of capital stock (all of which have been duly authorized and are validly issued, fully paid and nonassessable), and the record and beneficial holders of such issued shares of capital stock. All of the issued and outstanding shares of capital stock of the Subsidiaries owned by the Company or any of the Subsidiaries are so owned free and clear of all Encumbrances. Except as set forth above or in Schedule 2.2 hereto, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock of the Company or the Subsidiaries. Except as set forth on Schedule 2.2, the Company and the Subsidiaries have no obligations for borrowed money.

                  Section 2.3 Corporate Authority. Each of the Company and the Stockholder has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the Stockholder and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and the Stockholder, and no other corporate proceedings on the part of the Company and the Stockholder are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the Stockholder and the consummation by them of the transactions contemplated hereby. The approval of this Agreement and the transactions contemplated hereby by the stockholders of the Stockholder is not required. This Agreement has been duly executed and delivered by each of the Company and the Stockholder and constitutes a legal, valid and binding obligation of each of the Company and the Stockholder, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  Section 2.4 Consents, No Conflicts. Schedule 2.4 hereto is a true and complete list of all permits, approvals, qualifications, filings, consents or waiting periods ("Approvals") of Governmental Authorities (as hereinafter defined) which are required to be obtained or made by the Company, any Subsidiary, Veredus (as hereinafter defined) or the Stockholder for the execution, delivery and performance of this Agreement and the consummation of the transactions (including, without limitation, the transactions described in Sections 6.5 and 6.7) contemplated by this Agreement (the "Company Governmental Approvals"), and all Approvals of third parties that are not Governmental Authorities which are so required by the Company or the Stockholder or any Subsidiary that are material or relate to Material Contracts (as hereinafter defined) ("Company Third Party Approvals", and together with the Company Governmental Approvals, the "Company Approvals"), except for those required under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or the Client Contracts (as hereinafter defined) in connection with the assignment of such Client Contracts (collectively, the "Assignment Requirements"). Neither the execution and delivery of this Agreement by the Company and the Stockholder, nor the consummation by them of the transactions contemplated hereby, will (a) conflict with or result in a breach or violation of any of the provisions of the Certificate of Incorporation or Bylaws of the Company or the Stockholder; (b) subject to the granting of the Company Approvals and the satisfaction of the Assignment Requirements, conflict with, result in a breach or violation of, result in a default or loss of a benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which the Company, any Subsidiary, Veredus or the Stockholder is a party or by which any of their assets or properties is otherwise bound, or otherwise result in the creation of any Encumbrance on the assets or properties of the Company, any Subsidiary or Veredus; or (c) subject to the granting of the Company Approvals and the satisfaction of the Assignment Requirements, violate any domestic or foreign, federal or state statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement, including without limitation those of any Governmental Authorities (as hereinafter defined), those of any domestic or foreign self-regulatory organization ("Self-Regulatory Organization"), and those related to the environment, health and employee safety, in each case applicable to the Company, any Subsidiary, Veredus or the Stockholder or their businesses, assets or properties (collectively, "Applicable Laws"), except, with respect to each of clauses (b) and (c) of this Section 2.4, where the effect of such conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  Section 2.5 Compliance.

                  (a) Each of the Company, the Subsidiaries, Veredus and the Investment Company (as hereinafter defined) is, and since January 1, 1995 has at all times been, in compliance with all Applicable Laws (including, without limitation, the Advisers Act, the Investment Company Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, state laws (including those governing trust companies, trustees and fiduciaries), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and equal employment opportunity or other similar laws), with which the failure to so comply would have a Company Material Adverse Effect.

                  (b) Each of the Company, each Subsidiary and Veredus which is required to be registered as a trust company, an investment adviser, a registered representative, or a transfer agent (or in a similar capacity) with any governmental or regulatory or self-regulatory entity, including without limitation any United States or foreign government, any state or other political subdivision, and any regulatory or administrative agency, or any Self-Regulatory Organization (collectively, the "Governmental Authorities"), is duly registered as such and each such registration is in full force and effect. None of the Company, any Subsidiary or Veredus is required to be registered as a broker or dealer, a commodity trading advisor, a commodity pool operator or a futures commission merchant (or in a similar capacity) with any Governmental Authorities. Each of the Company's, the Subsidiaries' and Veredus' permits, licenses, certificates of authority, orders and approvals that is required in order to permit such person in all material respects to own or lease its properties and assets and to conduct its business as presently conducted in all material respects is in full force and effect and, to the Stockholder's knowledge, no suspension or cancellation of any of them is threatened or reasonably likely. The use of "soft dollars" by the Company, each Subsidiary and Veredus complies with the safe harbor provided by Section 28(e) of the Exchange Act.

                  (c) Each Form ADV filed by each Subsidiary or Veredus that is a registered investment adviser under the Advisers Act, in its most recent form filed with the Securities and Exchange Commission ("SEC"), including any amendments thereto filed with the SEC, complies in all material respects with the Advisers Act and is complete and correct in all material respects and omits no material facts required to be stated therein. The Company has provided the Purchaser with (i) each Form ADV filed since January 1, 1998 by the Subsidiaries or Veredus, in its most recent form filed with the SEC, including any amendments thereto and (ii) all correspondence since January 1, 1998 with any Governmental Authorities. Each officer, director and employee of and consultant to the Company, Veredus, and the Subsidiaries holds and has held at all relevant times while such person served in such capacities all licenses, permits and authorizations necessary for the lawful performance of such person's duties on behalf of the Company, Veredus and the Subsidiaries.

                  (d) Except as set forth in Schedule 2.5 hereto, none of the Company, any of the Subsidiaries or Veredus is an "investment company" within the meaning of the Investment Company Act or a trust company under Applicable Laws.

                  (e) Except as set forth in Schedule 2.5 hereto, none of the following has occurred since January 1, 1995: (i) any investigative or disciplinary proceedings by the SEC, the National Association of Securities Dealers, Inc. (the "NASD"), the New York Stock Exchange, Inc. or any other Governmental Authorities against the Company, any of the Subsidiaries or Veredus; or (ii) the issuance of any consent judgments, decrees, cease and desist or other orders, disqualifications, penalties or special restrictions against the Company, any of the Subsidiaries or Veredus, relating to or affecting the conduct of the business of the Company, any of the Subsidiaries or Veredus.

                  (f) Except as set forth on Schedule 2.5 hereto, the Company, each of the Subsidiaries and Veredus is a "qualified professional asset manager" within the meaning of Prohibited Transaction Class Exemption 84-14 promulgated under ERISA.

                  (g) The Company and each Subsidiary has properly administered in all material respects all accounts for which the Company or any Subsidiary acts as a fiduciary, including accounts for which the Company or any Subsidiary serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents and Applicable Laws. None of the Company or any Subsidiary, or any director, officer or employee of the Company or any Subsidiary, has committed any material breach of trust with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct in all material respects. All exchange contracts entered into by Chicago Deferred Exchange Corporation and Chicago Deferred Exchange Corporation of California qualify, in whole or in part, as like-kind-exchanges within the meaning of Section 1031 of the Code.

                  (h) All federal, state, local and foreign Tax Returns (as defined below) with respect to Taxes (as defined below) for any open taxable years and during which a Subsidiary has served as trustee that were or are required to be filed by the Subsidiary by or on behalf of a Trust (as defined below ) (the "Trust Tax Returns") have been timely filed and are complete and correct in all material respects, and all federal and other Taxes shown as due on such Tax Returns have been paid, except where such failure to file Trust Tax Returns or pay such Taxes would not individually or in the aggregate have a Company Material Adverse Effect. The term "Trust" for purposes of this Agreement shall mean any trust or other entity on behalf of which a Subsidiary acts in the capacity of trustee or on behalf of which a Subsidiary has filed or is required to file any Tax Return.

                  Section 2.6 Financial Statements.

                  (a) The audited consolidated balance sheet of the Company and the Subsidiaries as at December 31, 1998 and 1999 and the related audited consolidated statements of income and retained earnings and cash flows for each of the years then ended (the "Annual Financial Statements"), which are attached as Schedule 2.6 hereto, fairly present in all material respects the consolidated financial position and results of operations and cash flows of the Company and the Subsidiaries as of the date and for the period indicated therein in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may otherwise be specifically indicated in such financial statements.

                  (b) The unaudited consolidated balance sheet of the Company and the Subsidiaries as at June 30, 2000 and the related unaudited consolidated statement of income for the six months then ended (the "Interim Financial Statements" and, together with the Annual Financial Statements, the "Financial Statements"), which are attached as Schedule 2.6 hereto, fairly present in all material respects (subject to normal, recurring year-end adjustments) the consolidated financial position and results of operations of the Company and the Subsidiaries as of the date and for the period indicated therein in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements (except for footnote presentation and except that such statements are unaudited).

                  Section 2.7 Undisclosed Liabilities. Neither the Company nor any of the Subsidiaries has any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, except to the extent reflected or reserved against on the Balance Sheet dated as of June 30, 2000 included in the Financial Statements or set forth on Schedule 2.7, or on the other Schedules hereto, or which, individually or in the aggregate, do not have or would not reasonably be expected to have a Company Material Adverse Effect.

                  Section 2.8 No Material Adverse Effect. Since December 31, 1999, there has not been any change, effect or circumstance which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

                  Section 2.9 No Dividends, Sale of Assets, etc. Except as set forth in Schedule 2.9 hereto or Section 6.1(c) hereof, since December 31, 1999, there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of the Company Stock or any direct or indirect redemption, purchase or other acquisition by the Company of any such Company Stock; any sale, assignment, transfer or other disposition of any material tangible or intangible asset of the Company or any of the Subsidiaries other than in the ordinary course of business; or any amendment, termination or waiver of any right of substantial value belonging to or held by the Company or any of the Subsidiaries.

                  Section 2.10 Litigation. There are no actions, suits, proceedings, claims, investigations or examinations pending or, to the knowledge of the Stockholder, threatened against the Company, any of the Subsidiaries, Veredus or the Investment Company or their businesses, properties or assets, at law or in equity, before or by any Governmental Authorities or before any private arbitration panel ("Litigation"), which, individually or in the aggregate, has had or would be reasonably likely to result in a Company Material Adverse Effect. Schedule 2.10 sets forth a list of all Litigation. The term "to the knowledge" of a party as used in this Agreement means actual knowledge of the officers of such party (and, in the case of the Stockholder, the officers of the Company and its Subsidiaries) without any independent investigation.

                  Section 2.11 Tax Matters.

                  (a) The Company and each Subsidiary has duly and timely filed (either separately or on a consolidated or combined basis) with the appropriate Governmental Authorities, all material returns, declarations, reports, information returns, statements or extensions relating to Taxes (as hereinafter defined), including any schedule or attachment thereto or any amendment thereof (the "Tax Returns"), required to be filed by the Company and each Subsidiary, and such Tax Returns were true, correct and complete in all material respects as of the time of such filing or after taking into account any changes thereto reflected on any amended Tax Returns. The term "Tax" or "Taxes" as used in this Agreement shall mean all income, profits, gains, gross receipts, net worth, premium, value added, ad valorem, sales, use, excise, stamp, transfer, franchise, withholding, payroll, employment, occupation, workers' compensation, disability, severance, unemployment insurance, social security and property taxes, and all other taxes, levies, fees, imposts, duties and charges of any kind whatsoever imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof (each such agency, a "Taxing Authority"), together with any interest, penalties and additions thereto, whether disputed or not, imposed in respect of the foregoing, or in respect of any failure to comply with any requirements regarding Tax Returns. All Taxes shown as due on the Tax Returns have been timely paid or deposited, and the Company and its Subsidiaries have made adequate provision for all Taxes payable by them for which no Tax Return has yet been filed or for which no Tax Return is required to be filed. All amounts required to be collected or withheld by the Company and the Subsidiaries have been collected or withheld and any such amounts that are required to be remitted to any Taxing Authority have been duly remitted.

                  (b) Except as set forth on Schedule 2.11, (i) neither the Company nor any of the Subsidiaries has waived any statute of limitation or granted any waiver or consent providing for an extension of time with respect to the assessment or payment of any Tax or deficiency against the Company or any of the Subsidiaries, (ii) no claim or deficiency for any Taxes has been asserted or initiated in writing against the Company or any of the Subsidiaries by any Taxing Authority (other than Taxes which are being contested in good faith and for which an adequate provision has been made), (iii) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company or any of the Subsidiaries with regard to any Taxes, (iv) neither the Company nor any of its Subsidiaries is a party to any agreement (other than tax sharing agreements between the Company and Stockholder and between the Company and its Subsidiaries), whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlement to refunds or similar Tax matters, (v) except for the affiliated group of which the Stockholder is the common parent or for any year for which the statute of limitations has expired, neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group, (vi) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person other than members of the affiliated group of which the Stockholder is the common parent (as such terms are defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, (vii) no Taxing Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns has made a claim, assertion or threat that such non-filing entity is or may be subject to taxation by such jurisdiction, (viii) there are no tax rulings, requests for rulings, or closing agreements relating to the Company or any Subsidiary that could affect the liability for Taxes of the Company or any Subsidiary for any period (or portion of a period) after the Closing Date, and
(ix) there are no Tax liens on any assets of the Company or the Subsidiaries, except for Taxes not yet due and payable.

                  (c) True and complete copies or portions of copies of all Income Tax Returns filed by or with respect to the Company and each of the Subsidiaries (limited, in the case of the consolidated federal Income Tax Return which includes the Company and any Subsidiary, to the information relating to the Company and any Subsidiary included therein), that have been filed with respect to taxable periods ending on and after

December 31, 1997, through the date hereof, have been made available by the Stockholder to the Purchaser prior to the date hereof. There are no revenue agent's reports and other written assertions of deficiencies or other liabilities that relate to Taxes of the Company or any Subsidiary with respect to past periods for which the limitations period has not run.

                  (d) Except as set forth in Schedule 2.11(d), every entity which is treated as a partnership (for U.S. federal Income Tax purposes) in which the Company or any of the Subsidiaries owns an interest (i) determines each partner's distributive share of the partnership's tax items under the "interim closing of the partnerships books" method when the partners' interests "vary" during any partnership taxable year in accordance with Treasury Regulation Section 1.706-1(c)(2)(ii) and (ii) has made a valid election under
Section 754 of the Code and such election has not been revoked by the partnership.

                  (e) The Company and each of its Subsidiaries which is a corporation is a member of the "selling consolidated group" within the meaning of the first sentence of Section 338(h)(10)(B) of the Code of which the Stockholder is the common parent.

                  Section 2.12 Investment Advisory Activities.

                  (a) Schedule 2.12 hereto sets forth a true and complete list of (i) each of the series (a "Fund" and, collectively, the "Funds") of the Alleghany Funds (the "Investment Company") for which any of the Subsidiaries or Veredus Asset Management LLC ("Veredus") acts as investment adviser or sub-adviser, (ii) each Fund that has any other person or entity as its investment adviser or sub-adviser, (iii) each other investment advisory client (including any Investment Partnership (as defined below)) of any of the Company, any Subsidiary or Veredus (each a "Non-Fund Client") having assets of $100 million or more under management of any of the Subsidiaries or Veredus as of August 31, 2000, (iv) each of the Subsidiaries and Veredus that is registered as an investment adviser under the Advisers Act, and (v) the aggregate amount of assets under management with the Company, the Subsidiaries and Veredus as of August 31, 2000 for the Funds and for all Non-Fund Clients. Other than the Funds, except as set forth on Schedule 2.12, none of the Subsidiaries or Veredus acts as investment adviser or sub-adviser of, or is a general partner, manager or managing member of, any investment company as defined in the Investment Company Act, or of any entity that would be an investment company as defined in the Investment Company Act but for the exclusions under Sections 3(c)(1), 3(c)(3) or 3(c)(7) of the Investment Company Act (each, an "Investment Partnership").

                  (b) The Company has heretofore made available to the Purchaser copies of each investment advisory agreement with any of the Funds or Non-Fund Clients (the "Client Contracts") and the rate of fees payable under such Client Contracts, except for such information therein with respect to which any of the Subsidiaries or Veredus has an obligation of confidentiality to such Funds or Non-Fund Clients. The Company has also heretofore made available to the Purchaser copies of each partnership, limited liability or other similar agreement with any of the Funds or Non-Fund Clients. The parties hereto acknowledge that one of the Subsidiaries, The Chicago Trust Company, is in the process of transferring its institutional Client Contracts to another Subsidiary, Chicago Capital Management, Inc., which process shall continue.

                  (c) Each Client Contract and any subsequent renewal (i) has been duly authorized, executed and delivered by the applicable Subsidiary or Veredus, (ii) is a valid and legally binding agreement, enforceable against such Subsidiary or Veredus, as the case may be, and, to the knowledge of the Stockholder, each other party thereto, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) has been duly approved and continued, and has been at all times, in all material respects, in compliance with Applicable Laws.

                  (d) None of the Subsidiaries or, to the knowledge of the Stockholder, Veredus or any other party is currently in material default under any of the terms of any Client Contract.

                  (e) None of Veredus, the Subsidiaries that are registered under the Advisers Act or any other person "associated" (as defined under the Advisers Act) with Veredus or any of such Subsidiaries has been convicted of any crime or has been subject to disqualification pursuant to Section 203(e) of the Advisers Act or subject to disqualification to serve as an investment adviser or as an associated person to a registered investment adviser, or subject to disqualification pursuant to Rule 206(4)-3 under the Advisers Act or subject to disqualification to serve as a broker-dealer under Section 15 of the Exchange Act or the subject of a rebuttable presumption pursuant to Rule 206(4)-4(b) under the Advisers Act, unless in each case Veredus, the Subsidiary or other "associated" person, as applicable, has received exemptive relief from the SEC with respect to such disqualification. The Purchaser has been provided with a copy of any exemptive order issued by the SEC in respect of such disqualification. There is no proceeding or investigation pending, or to the knowledge of the Stockholder, threatened that would reasonably be expected to become the basis for such disqualification. None of Veredus, the Subsidiaries or any "affiliated person" (as defined under the Investment Company Act) thereof has been convicted of any crime or has been subject to disqualification as an investment adviser or subject to disqualification to serve in any other capacity contemplated by the Investment Company Act for any investment company under Sections 9(a) and 9(b) of the Investment Company Act, unless in each case Veredus, the Subsidiary or other "affiliated person," as applicable, has received exemptive relief from the SEC with respect to such disqualification. The Purchaser has been provided with a copy of any exemptive order issued by the SEC in respect of such disqualification. There is no proceeding or investigation pending, or to the knowledge of the Stockholder, threatened that would reasonably be expected to become the basis for any such disqualification.

                  (f) Except as set forth in Schedule 2.12, (i) there is no pending nor, to the knowledge of the Stockholder, threatened termination by any Fund or Non-Fund Client of its Client Contract or withdrawal of assets from management by the Company, any of the Subsidiaries or Veredus or proposed reduction in any fee rate under any Client Contract, and (ii) no partner or member of an Investment Partnership has given any notice of its intention to redeem, or to the knowledge of the Stockholder threatened to redeem, its partnership or limited liability company interest or otherwise withdraw a material amount of assets from management by the Investment Partnership or reduce the fee payable to the Company, any of the Subsidiaries or Veredus under such partnership or limited liability company agreement (except for fee waivers agreed to in the ordinary course of business as to particular investors).

                  (g) Except as set forth in Schedule 2.12, to the knowledge of the Stockholder, since January 1, 2000, there has been no Litigation, nor any material complaints or disputes that have not been resolved, involving a Client Contract or any investment advisory client of the Company, any Subsidiary or Veredus.

                  (h) Each of the Investment Partnerships is excepted from the definition of investment company (as defined in the Investment Company Act). Except as set forth on Schedule 2.12, to the knowledge of the Stockholder, no assets of any Investment Partnership constitute "plan assets" within the meaning of Department Regulation Section 2510.3-101.

                  (i) The offering of the partnership or membership interests in each Investment Partnership that is sponsored by the Company, a Subsidiary or Veredus was conducted in compliance in all material respects with all Applicable Laws. None of the offering memoranda used in connection with such offering and none of the supplemental advertising and marketing materials related thereto, if any, as of the respective dates of their use, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (j) Except as set forth in Schedule 2.12, none of the Company, any of the Subsidiaries or Veredus is a party to any underwriting agreement, distribution plan, transfer agent agreement, shareholder servicing agreement or other administrative service agreement with respect to the Funds or any other investment company (within the meaning of the Investment Company Act).

                  Section 2.13 Registered Investment Company.

                  (a) The Investment Company is, and at all times since January 1, 1995 has been, duly registered with the SEC as an investment company under the Investment Company Act and has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to carry on its business as it is now being conducted.

                  (b) Each Fund, since inception of operations, has been operated and is currently operating in material compliance with its respective investment objectives and policies and Applicable Laws.

                  (c) Veredus and each Subsidiary that is an investment adviser or sub-adviser to a Fund has adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act, and Veredus and each Subsidiary that is a registered investment adviser under the Advisers Act has adopted a written policy regarding insider trading, all of which comply with Applicable Laws. The policies of Veredus and each Subsidiary that is a registered investment adviser with respect to avoiding conflicts of interest are as set forth in the most recent Forms ADV thereof. Since January 1, 1995, there have been no material violations or, to the knowledge of the Stockholder, allegations of material violations of the codes or policies referenced in this clause (c).

                  (d) None of the Company, any Subsidiary, Veredus or any of their respective affiliates has any express or implied understanding or arrangement which would reasonably be expected to impose an unfair burden on any of the Funds for purposes of Section 15(f) of the Investment Company Act as a result of the transactions contemplated hereby or would in any way violate
Section 15(f) of the Investment Company Act.

                  (e) Except as set forth on Schedule 2.13 hereto, no exemptive orders have been obtained, nor are any requests pending therefor, with respect to the Investment Company under any of the Securities Laws.

                  (f) The Company has heretofore made available to the Purchaser copies of (i) the audited financial statements for each of the Funds for its fiscal year ended in 1999 (the "Fund Annual Financial Statements") and (ii) the unaudited semi-annual financial statements for each of the Funds for its semi-annual period, if any, ended after the date of the Annual Financial Statements for such Fund and prior to the date hereof (the "Fund Interim Financial Statements" and, together with the Fund Annual Financial Statements, the "Fund Financial Statements"). Each Fund Financial Statement fairly presents in all material respects (subject, in the case of the Fund Interim Financial Statements, to normal year-end adjustments) the financial position and statement of net assets of such Fund as of the date thereof and its results of operations for the period then ended in accordance with U.S. generally accepted accounting principles applied on a consistent basis (except, in the case of the Fund Interim Financial Statements, for footnote presentation and except that such statements are unaudited).

                  (g) Each current prospectus (which term as used in this Agreement shall include any related statement of additional information), as amended or supplemented, relating to each Fund has heretofore been made available to the Purchaser. Each such prospectus, as amended or supplemented, is in substantial compliance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act, and, where applicable, the rules of the NASD, except for such non-compliance which, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect. The Investment Company has timely filed on behalf of each of the Funds all prospectuses, financial statements, other forms, reports, sales literature, and advertising, and any other documents required to be filed with applicable regulatory authorities (the "Reports"), except where the failure to file, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Reports have been prepared in accordance with the requirements of Applicable Laws, except for such non-compliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  (h) A copy of each distribution plan adopted by the Board of Trustees of the Investment Company on behalf of the Funds (other than the Alleghany/Chicago Trust Money Market Fund) under Rule 12b-1 under the Investment Company Act ("12b-1 Plan") (or form of 12b-1 Plan adopted by classes of shares offered by a Fund) has heretofore been made available to the Purchaser, and all payments due since December 31, 1999 and prior to the most recently ended payment period under each distribution plan or principal underwriting agreement to which the Investment Company is a party on behalf of any Fund have been made in compliance with the related 12b-1 Plan.

                  (i) Each of the proxy solicitation materials to be distributed to the shareholders of each Fund in connection with the Company Approvals and the Assignment Requirements will contain all information necessary in order to make the disclosure of information therein satisfy the requirements of Section 14 of the Exchange Act and Section 20 of the Investment Company Act and the rules and regulations thereunder and such materials (except to the extent supplied by or related to the Purchaser or Newco or their affiliates) will be complete in all material respects and will not contain (at the time such materials are distributed, filed or provided to, or at the time of the relevant vote of, the shareholders of each Fund in connection with the Company Approvals and the Assignment Requirements) any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The Investment Company on behalf of each Fund has elected to qualify, and for all taxable years that a Subsidiary served as investment adviser and with respect to which the applicable statute of limitations (including any extensions) has not expired ("open taxable years"), each Fund has continuously qualified, to be treated as a "regulated investment company" under Subchapter M of the Code and has continuously been eligible to compute, and has for each such taxable year computed, its federal income tax under Section 852 of the Code. There is no circumstance that would cause any Fund to fail to qualify as a regulated investment company under the provisions of Part I of Subchapter M of the Code (it being understood that this representation will not be deemed to be violated to the extent the distribution requirement of Section 852 of the Code can be met by virtue of the election set forth in Section 855(a) of the
Code). At the Closing Date, all federal, state, local and foreign Tax Returns with respect to Taxes for any open taxable years and during which a Subsidiary has served as investment adviser that were or are required to be filed on or before such date (after taking into account any extensions of time to file) by or on behalf of a Fund ("Fund Tax Returns") were or shall have been timely filed and were or shall be complete and correct in all material respects, and all federal and other Taxes, including interest, penalties, and additions to tax, shown or required to be shown as due on such returns or otherwise due and payable, shall have been paid or completely and adequately provided for, except where such failure to file Fund Tax Returns or pay such Taxes would not have a Company Material Adverse

Effect. No such Fund Tax Return or other filing is currently under audit, no assessment has been asserted with respect to such Fund Tax Returns or other filings, and no requests for waivers of the time to make any such assessment are pending. None of the Funds is delinquent in the payment of any material Tax, assessment, or governmental charge.

                  Section 2.14 Leases. Schedule 2.14 hereto sets forth a true and complete list of the leases for the office space occupied by the Company or any of its Subsidiaries, complete copies of which heretofore have been made available to the Purchaser (the "Leases"). Each of the Leases is in full force and effect and there are no existing defaults on the part of the lessee thereunder nor does there exist any event or condition on the part of the lessee which, with notice or lapse of time or both, would constitute a default or grounds for termination or reentry thereunder. Neither the Company nor any of the Subsidiaries occupies, owns or leases any other real property.

                  Section 2.15 Intellectual Property.

                  (a) Schedule 2.15 hereto is a true and complete list of all
(i) registered trademarks and service marks, registered domain names, registered copyrights and issued patents owned by the Company or any Subsidiary, (ii) applications for registration or grant of any of the foregoing, (iii) material unregistered trademarks, service marks, trade names, logos and assumed names owned by the Company or any Subsidiary, and (iv) licenses for any of the foregoing, in each case that are used in or necessary to the conduct of the businesses of the Company or any Subsidiary as currently conducted. The foregoing items, together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets and confidential business information, computer software (including custom developed software), licenses, formulae, customer lists or other databases, designs and inventions (whether patentable or unpatentable) that are used in or necessary to conduct the businesses of the Company and the Subsidiaries as currently conducted constitute the "Intellectual Property."

                  (b) Except as set forth in Schedule 2.15, the Company and each of the Subsidiaries has ownership of, or such other rights by license, lease or other agreement in and to, the Intellectual Property necessary for the conduct of its business as currently conducted. All such rights owned by the Company or any Subsidiary are valid, subsisting and in full force and effect. Except as set forth in Schedule 2.15, neither the Company nor any of the Subsidiaries has infringed, misappropriated or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of any third party except to the extent any such infringement, misappropriation or violation, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or violation. Except as set forth in Schedule 2.15, to the knowledge of the Stockholder, no third party has infringed, misappropriated or violated any Intellectual Property and no Litigation has been brought, or is pending, or, to the knowledge of the Stockholder, is threatened, that challenges the legality, enforceability of, or the Company's or any Subsidiary's right to use, or ownership of, any Intellectual Property.

                  Section 2.16 Material Contracts. Schedule 2.16 sets forth a list of all of the following agreements and arrangements, whether or not in writing, to which the Company, Veredus or any Subsidiary is a party or by which any of them or their assets or properties is bound and with respect to which the Company, Veredus or any Subsidiary has any current or future liability or obligation ("Material Contracts"): (a) any partnership, joint venture or similar agreement and related documentation; (b) any agreement whereby the Company, Veredus or any Subsidiary acquired or disposed of an interest constituting in excess of 10% of the ordinary voting power in or profit interests of another entity; (c) any agreement establishing or evidencing a right to participate in the profits of any entity; (d) any agreement that creates any material Encumbrance on the assets or properties of the Company or any Subsidiary; (e) any guarantee or agreement to indemnify; or (f) any other agreement or other arrangement which is material to the business or operations of the Company, Veredus or any of the Subsidiaries. The Material Contracts are in full force and effect and are enforceable against the Company, Veredus or the applicable Subsidiary, as the case may be, in accordance with their terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Company, Veredus or any of the Subsidiaries is in default under any such Material Contract or has received written notice of cancellation of or default under or intent to cancel or declare a default under any Material Contract. To the knowledge of the Stockholder, no other party to any Material Contract with the Company or any Subsidiary is in default thereunder, and there exists no event or condition which (with or without notice or lapse of time or both) would result in a breach or default on the part of the Company, Veredus or the applicable Subsidiary or, to the knowledge of the Stockholder, any other party under any Material Contract.

                  Section 2.17 Benefit Plans.

                  (a) Except as contemplated in Exhibits 1.7 and 7.10, Schedule 2.17(a) hereto sets forth a correct and complete list of (i) all the material employee benefit plans, agreements, commitments, practices or arrangements of any type providing any compensation or employee benefits (including, but not limited to, plans described in Section 3(3) of ERISA) currently maintained by the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries may have any Liability (as hereinafter defined) (contingent or otherwise) (the "Benefit Plans"), (ii) any collective bargaining agreements covering employees of the Company or any Subsidiary and (iii) any other agreement or arrangement relating to compensation or employee benefits to which the Stockholder or any of its affiliates (other than the Company or any of the Subsidiaries) and any member of senior management of the Company or any of the Subsidiaries are parties.

                  (b) With respect to each Benefit Plan, the Company has made available to the Purchaser true and complete copies of: (i) any written plan texts and agreements; (ii) the summary plan description currently in effect and all material modifications thereto, if any; (iii) the most recent annual return in the federal Form 5500 series, if applicable; (iv) the most recent annual and periodic accounting of plan assets, if applicable; (v) the most recent determination letter, if any, received from the Internal Revenue Service; and (vi) the most recent actuarial valuation, if applicable.

                  (c) Except as set forth in Schedule 2.17(c) hereto, with respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) of the Code, such plan so qualifies, and its trust, if applicable, is exempt from taxation under Section 501(a) of the Code; (ii) such Benefit Plan has been administered and enforced in all material respects in accordance with its terms and all Applicable Laws; (iii) no breach of fiduciary duty or prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to which the Company, any of the Subsidiaries or such Benefit Plan may be liable or otherwise damaged; (iv) no litigation or claim (other than routine claims for benefits or overpayments of benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the knowledge of the Stockholder, threatened; (v) no "reportable event" (within the meaning of Section 4043(b) of ERISA) has occurred with respect to which the Company, any of the Subsidiaries or such Benefit Plan may be liable or otherwise damaged; (vi) all contributions, premiums, and other payment obligations and all liabilities for accrued but unfunded obligations for benefits (using actuarial assumptions which are reasonable, both individually and in the aggregate) have been accrued on the Financial Statements in accordance with U.S. generally accepted accounting principles, and all contributions required to be made to such Benefit Plan by the terms of such plan or under Applicable Laws have been made on a timely basis; (vii) the Company or each of the Subsidiaries, as the case may be, has expressly reserved in itself the right to amend, modify or terminate such Benefit Plan, or any portion of it, without liability to itself; (viii) no such Benefit Plan requires the Company or any of the Subsidiaries to continue to employ any employee, director or consultant; and (ix) with respect to each such Benefit Plan subject to either
Section 412 of the Code or Section 302 of ERISA, no such Benefit Plan has incurred an accumulated funding deficiency, whether or not waived.

                  (d) No Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) or, except as set forth on Schedule 2.17(d), a "multiple employer plan" (within the meaning of Section 4064 of ERISA or Section 413(c) of the Code). Neither the Company nor any of the Subsidiaries has a current or potential liability or obligation, whether direct or indirect, with respect to any multiemployer plan or multiple employer plan for which it is not indemnified.

                  (e) In the case of each Benefit Plan which provides welfare benefits of the type described in Section 3(1) of ERISA: (i) the reserves therefor on the Annual Financial Statements are adequate to discharge when due the accrued, unfunded liabilities for medical or death benefits with respect to current or former employees, directors or consultants of the Company or any of the Subsidiaries beyond their termination of employment (in addition to coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code); and (ii) each such plan which provides medical or death benefits with respect to current or former employees of the Company or any of the Subsidiaries has been administered in all material respects in compliance with Sections 601-608 of ERISA and 4980B(f) of the Code.

                  (f) Except as set forth on Schedule 2.17(f), neither the entering into of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any other event) will entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of compensation or employee benefits due to any individual.

                  (g) Schedule 2.17(g) sets forth the amount of the payments that could be made after the Effective Time to any "disqualified individual" (within the meaning of Section 280G(c) of the Code) employed by the Company or any of the Subsidiaries directly or indirectly by the Purchaser, the Company, the Subsidiaries or any person whose relationship to any of the foregoing is such as to require attribution of stock ownership between the parties under
Section 318(a) of the Code without any part of such payment being treated as an "excess parachute payment" (within the meaning of Section 280G(b) of the Code). Within five business days after the date hereof, Schedule 2.17(g) shall be amended to include the information for Messrs. Stuart Bilton and Skip Newman.

                  (h) To the knowledge of the Stockholder, no employee of the Company or any of the Subsidiaries or Veredus identified on Schedule 2.17(h):
(i) is, on the date of this Agreement, subject to any contract, arrangement, policy or understanding that in any way could limit such employee's ability to continue to perform services for such employee's current employer, or (ii) has committed a crime to which Section 411(a) of ERISA applies.

                  Section 2.18 Interests of Officers and Directors. Except as set forth in Exhibits 1.7 and 7.10 or in Schedule 2.18 hereto, and other than in respect of salaries, incentive plans or arrangements and bonuses or amounts due in respect of ordinary travel and business expenses and Benefit Plans, no present officer or director of the Company or any of the Subsidiaries nor any immediate family member thereof (a) has any agreement, loan or other obligation outstanding with, to or from the Company or any of the Subsidiaries or for which the Company or any of the Subsidiaries may be liable, other than the management by the Subsidiaries of personal assets of such officers and directors in the ordinary course of business of such Subsidiaries, or (b) to the knowledge of the Stockholder, has any material interest in any firm, person or entity with which the Company or any of the Subsidiaries does business.

                  Section 2.19 Insurance. Schedule 2.19 hereto sets forth a true and complete list of all policies of insurance maintained by or on behalf of the Company and any of the Subsidiaries, showing the subject matter, the beneficiary and the amount of coverage for each policy. All such policies are in force and all premiums due thereon have been paid.

                  Section 2.20 Absence of Bank or Savings and Loan Status. Neither the Company nor any of the Subsidiaries (a) is an "insured bank" or is eligible for federal deposit insurance within the meaning of the Federal Deposit Insurance Act, as amended; (b) is a "savings association" for purposes of the Regulations for Savings and Loan Holding Companies, 12 CFR Sections 583-584 and the Regulations for the Acquisition of Control of Savings Associations, 12 CFR
Section 574; (c) accepts deposits within the meaning of 12 U.S.C. Section 378; (d) is a "bank" or a "bank holding company"; (e) owns or "controls" 5 percent or more of the voting securities of a "bank" or "bank holding company," as such terms are defined in the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder; (f) is regulated as a bank under the laws or regulations of its jurisdiction of incorporation;
(g) is a "savings and loan holding company"; (h) "controls" any "savings association," as such terms are defined in 12 CFR Sections 574 and 583;
(i) has acquired by purchase or otherwise, or retains, more than 5 percent of the voting stock or shares of a "savings association" or "savings and loan holding company," as such terms are defined in 12 CFR Section 583; or (j) is regulated as a savings and loan institution under the laws or regulations of its jurisdiction of incorporation.

                  Section 2.21 Brokers and Finders. None of the Stockholder, the Company, the Subsidiaries or any of their officers, directors, employees or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that the Stockholder has retained Merrill Lynch & Co. and McKinsey and Company as its advisers at Stockholder's expense.

                  Section 2.22 Assets. The assets, rights and properties used in the conduct of the business of the Company and the Subsidiaries are owned by the Company or a Subsidiary free and clear of any material Encumbrance and are not subject to any Encumbrance imposed by the Stockholder or its subsidiaries.

                  Section 2.23 Intercompany Transactions. Schedule 2.23 sets forth a list of all transactions between the Stockholder or its subsidiaries (other than the Company and the Subsidiaries), on the one hand, and the Company and the Subsidiaries, on the other hand, since January 1, 2000; (b) a list of all material assets, properties and services of the Company or any Subsidiary used by the Stockholder or its subsidiaries (other than the Company or its Subsidiaries), or vice versa, at any time since January 1, 2000 and (c) a list of all agreements between the Stockholder or its subsidiaries (other than the Company and its Subsidiaries), on the one hand, and the Company or its Subsidiaries, on the other hand.

                  Section 2.24 Assets under Management. As of September 30, 2000, the aggregate market value of the assets under management with the Company, the Subsidiaries and Veredus was $39.721 billion. As of 4:00 p.m. Atlanta time on October 16, 2000, the aggregate market value of the assets under M&C's management was $28,991,198,352.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Company and the Stockholder as of the date hereof, with respect to the Purchaser only, and as of the Closing Date, with respect to each of the Purchaser and Newco, as follows:

                  Section 3.1 Corporate Organization. Each of the Purchaser and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. The authorized capital stock of Newco consists of 100 shares of common stock, par value $0.01 per share, all of which shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and are owned directly or indirectly by the Purchaser free and clear of all Encumbrances. Newco has not engaged in any activity other than in connection with its formation and the transactions contemplated by this Agreement.

                  Section 3.2 Corporate Authority. The Purchaser has full corporate power and authority to enter into this Agreement. Each of the Purchaser and Newco has full corporate power and authority to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser and Newco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and stockholder action on the part of the Purchaser and Newco, and no other corporate or stockholder proceedings on the part of the Purchaser or Newco are necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser and Newco of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  Section 3.3 Consents, No Conflicts. Schedule 3.3 hereto is a true and complete list of all Approvals of Governmental Authorities which are required to be obtained or made by the Purchaser or Newco for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement (the "Purchaser Governmental Approvals") and all Approvals of third parties that are not Governmental Authorities which are so required by the Purchaser or Newco that are material to the ability of the Purchaser or Newco to perform their obligations hereunder ("Purchaser Third Party Approvals", and together with Purchaser Governmental Approvals, the "Purchaser Approvals"). Neither the execution and delivery of this Agreement by the Purchaser nor the consummation by the Purchaser and Newco of the transactions contemplated hereby, will (a) conflict with or result in a breach or violation of any provision of the certificate of incorporation and by-laws of the Purchaser or Newco; (b) subject to the granting of the Purchaser Approvals, conflict with, result in a breach or violation of, result in a default or loss of a benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which the Purchaser or Newco is a party or by which any of their assets or properties is otherwise bound; or (c) subject to the granting of the Purchaser Approvals, violate any domestic or foreign, federal or state statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement, including, without limitation, those of any Governmental Authorities, those of any Self-Regulatory Organizations, and those related to the environment, health and employee safety, in each case applicable to the Purchaser or Newco or any of their businesses, assets or properties, except, with respect to each of clauses (b) and (c) of this Section 3.3, where the effect of such conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, would not materially impair the ability of the Purchaser or Newco to perform their obligations hereunder.

                  Section 3.4 Litigation. There are no actions, suits, proceedings, claims, investigations or examinations pending or, to the knowledge of the Purchaser, threatened against the Purchaser or Newco or their businesses, properties or assets, at law or in equity, before or by any Governmental Authorities or before any private arbitration panel, which would be reasonably likely to materially impair the ability of the Purchaser and Newco to perform their obligations hereunder.

                  Section 3.5 Brokers and Finders. None of the Purchaser, Newco or any of their officers, directors, employees or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that the Purchaser has retained ABN AMRO Incorporated as its adviser at the Purchaser's expense.

                  Section 3.6 Investment Advisory Activities. None of the Purchaser, Newco or any other person "associated" (as defined under the Advisers
Act) with the Purchaser or Newco has been convicted of any crime or has been subject to disqualification pursuant to Section 203(e) of the Advisers Act or subject to disqualification to serve as an investment adviser or as an associated person to a registered investment adviser, or subject to disqualification pursuant to Rule 206(4)-3 under the Advisers Act or subject to disqualification to serve as a broker-dealer under Section 15 of the Exchange Act or the subject of a rebuttable presumption pursuant to Rule 206(4)-4(b) under the Advisers Act, unless in each case the Purchaser, Newco or other "associated" person, as applicable, has received exemptive relief from the SEC with respect to such disqualification. The Company and the Stockholder have been provided with a copy of any exemptive order issued by the SEC in respect of such disqualification. There is no proceeding or investigation pending or, to the knowledge of the Purchaser, threatened that would reasonably be expected to become the basis for any such disqualification. None of the Purchaser, Newco or any "affiliated person" (as defined under the Investment Company Act) thereof has been convicted of any crime or has been subject to disqualification as an investment adviser or subject to disqualification to serve in any other capacity contemplated by the Investment Company Act for any investment company under Sections 9(a) and 9(b) of the Investment Company Act, unless in each case the Purchaser, Newco or other "affiliated person," as applicable, has received exemptive relief from the SEC with respect to such disqualification. The Company and the Stockholder have been provided with a copy of any exemptive order issued by the SEC in respect of such disqualification. There is no proceeding or investigation pending or, to the knowledge of the Purchaser, threatened that would reasonably be expected to become the basis for any such disqualification.

                  Section 3.7 Information in Proxy. The information relating to the Purchaser or Newco furnished by them in writing for inclusion in the proxy solicitation materials to be distributed to the shareholders of each Fund will include all disclosures of information regarding the Purchaser and Newco as are necessary in order to make the disclosure of information therein satisfy the requirements of Section 14 of the Exchange Act, Section 20 of the Investment Company Act and the rules and regulations thereunder and such information shall not contain (at the time such information is distributed) any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  Section 3.8 Financing. The Purchaser has, and at the Effective Time will have, funds and financing arrangements available to it sufficient to deliver the Merger Consideration and to fulfill its obligations hereunder.

                  Section 3.9 Section 15(f) of the Investment Company Act. None of the Purchaser, Newco or any of their affiliates has any express or implied understanding or arrangement which would reasonably be expected to impose an unfair burden on any of the Funds for purposes of Section 15(f) of the Investment Company Act as a result of the transactions contemplated hereby or would in any way violate Section 15(f) of the Investment Company Act.

                                   ARTICLE IV

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

                  The obligations of the Purchaser under this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions (unless waived by the Purchaser):

                  Section 4.1 Compliance with Agreement. The Company and the Stockholder shall have performed and complied in all material respects with all the terms, covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date, and the Purchaser shall have received from each of the Company and the Stockholder at the Closing a certificate, dated the Closing Date, to that effect.

                  Section 4.2 Representations and Warranties. The representations and warranties made by the Company and the Stockholder in this Agreement in the aggregate shall be true and correct in all material respects (except that materiality and Company Material Adverse Effect qualifiers contained in the representations and warranties made by the Company and the Stockholder shall be disregarded for purposes of this Section 4.2) as of the date of this Agreement and, except for any representations and warranties which are made as of a particular date (which shall be true and correct as of such date), as of the Closing Date, except for any changes permitted by the terms hereof or consented to in writing by the Purchaser, and the Purchaser shall have received from each of the Company and the Stockholder at the Closing a certificate, dated the Closing Date, to that effect.

                  Section 4.3 Opinion of Counsel for the Company and the Stockholder. The Purchaser shall have received an opinion from Dewey Ballantine LLP, counsel for the Company and the Stockholder, dated the Closing Date, substantially in the form set forth in Exhibit 4.3 hereto.

                  Section 4.4 Approvals. All Company Approvals and all Purchaser Governmental Approvals shall have been obtained and be in effect on the Closing Date.

                  Section 4.5 Assets Under Management. The Asset Quotient shall not be less than 0.70, and the Consenting Clients shall include those entities in the manner set forth in Schedule 4.5 hereto.

                  Section 4.6 No Material Adverse Effect. Since the date of this Agreement, no change or event shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

                  Section 4.7 No Injunction. No Governmental Authorities of competent jurisdiction shall have issued any order, injunction or decree that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger.

                  Section 4.8 Compliance with Section 15(f). At least 75% of the Board of Trustees of the Investment Company shall not be "interested persons" of the Stockholder, the Company, the Purchaser, Newco, a Subsidiary or any of their affiliates, as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC.

                  Section 4.9 Employment Agreements. Each of the Employment Agreements shall be in full force and effect, and each individual party to an Employment Agreement shall be employed by the counterparty to such Employment Agreement, and shall not have given notice of or, to the knowledge of the Stockholder, threatened any termination of such employment.

                                   ARTICLE V

                          CONDITIONS TO THE OBLIGATIONS
                       OF THE COMPANY AND THE STOCKHOLDER

                  The obligations of the Company and the Stockholder under this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions (unless waived by the Stockholder):

                  Section 5.1 Compliance with Agreement. Each of the Purchaser and Newco shall have performed and complied in all material respects with all the terms, covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date, and the Company and the Stockholder shall have received from each of the Purchaser and Newco at the Closing a certificate, dated the Closing Date, to that effect.

                  Section 5.2 Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement in the aggregate shall be true and correct in all material respects (except that materiality qualifiers contained in the representations and warranties made by the Purchaser shall be disregarded for purposes of this Section 5.2) as of the date of this Agreement and, except for any representations and warranties which are made as of a particular date (which shall be true and correct as of such date), as of the Closing Date, except for any changes permitted by the terms hereof or consented to in writing by the Company and the Stockholder, and the Company and the Stockholder shall have received from the Purchaser at the Closing a certificate, dated the Closing Date, to that effect.

                  Section 5.3 Opinion of Counsel for The Purchaser. The Company and the Stockholder shall have received an opinion from Fried, Frank, Harris, Shriver & Jacobson, counsel for the Purchaser, dated the Closing Date, substantially in the form set forth in Exhibit 5.3 hereto.

                  Section 5.4 Approvals. All Company Governmental Approvals and all Purchaser Approvals shall have been obtained and be in effect on the Closing Date.

                  Section 5.5 No Injunction. No governmental authority of competent jurisdiction shall have issued any order, injunction or decree that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger.

                  Section 5.6 Compliance with Section 15(f). At least 75% of the Board of Trustees of the Investment Company shall not be "interested persons" of the Stockholder, the Company, the Purchaser, Newco, a Subsidiary or any of their affiliates, as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC.

                                   ARTICLE VI

                  COVENANTS OF THE COMPANY AND THE STOCKHOLDER

                  Section 6.1 Covenants Pending the Closing. From and after the date hereof and until the Effective Time:

                  (a) Access to Properties, Books and Records. The Company and the Stockholder shall afford or cause to be afforded to the Purchaser and to the attorneys, accountants and other authorized representatives (collectively, "Representatives") of the Purchaser reasonable access, during normal business hours and upon reasonable notice as often as they reasonably desire, to the Company, the Subsidiaries, Veredus and their employees, properties, books and records in order to afford the Purchaser the opportunity to make such investigations of the affairs of the Company, Veredus and the Subsidiaries as it deems desirable. The Company and the Stockholder shall also furnish or cause to be furnished to the Purchaser such information relating to the businesses and affairs of the Company, Veredus and the Subsidiaries as the Purchaser shall from time to time reasonably request.

                  (b) Carry On in Regular Course. Except as set forth in the exhibits or schedules hereto or as otherwise contemplated by this Agreement or as consented to in writing by the Purchaser, (i) the Company shall, and the Company shall cause the Subsidiaries and Veredus to, carry on their businesses in the ordinary course consistent in all material respects with past practice; and (ii) the Stockholder and the Company shall not, and the Company shall cause the Subsidiaries and Veredus not to: (1) amend the charter or bylaws or other organizational document of the Company or any of the Subsidiaries or Veredus;
(2) alter or increase the present compensation or employee benefits of any of the employees of the Company or any of the Subsidiaries or Veredus, amend the current terms of any of the Benefit Plans or adopt any new plan or arrangement providing compensation or employee benefits, in each case except with respect to actions consistent with past practice; (3) incur or contract for, by or on behalf of the Company or any of the Subsidiaries, any capital expenditures other than expenditures consistent with past practice that do not exceed One Million Dollars ($1,000,000) in the aggregate and other than expenditures included in the budget or other plans of the Company, any of the Subsidiaries or Veredus;
(4) issue, sell, pledge or permit any Encumbrance to be created on any of its capital stock; (5) declare, set aside, make or pay any dividend or other distribution in cash, stock or property in respect of its capital stock, or repurchase, redeem or otherwise acquire any of its capital stock, except as expressly permitted in this Agreement; (6) implement or change any of its accounting practices, policies or principles; (7) waive any material right; (8) enter into any joint venture, partnership or similar agreement; (9) make any change in any Tax accounting methods, any new election with respect to Taxes or any modification or revocation of any existing election with respect to Taxes;
(10) settle or otherwise dispose of any Tax audit, dispute, or other Tax proceeding; or (11) agree to any do any of the foregoing.

                  (c) Dividends. Notwithstanding anything to the contrary in this Agreement, from the date hereof until the close of business on the day immediately preceding the Closing Date, the Subsidiaries may pay dividends to the Company, and the Company shall declare and pay cash (but not non-cash) dividends on the Company Stock payable to the Stockholder in accordance with the Company's dividend policy as set forth in Exhibit 6.1(c) hereto.

                  (d) Preservation of Organization. Except as set forth in the exhibits or schedules hereto or as otherwise contemplated by this Agreement or as consented to in writing by the Purchaser, the Company shall, and shall cause each of the Subsidiaries and Veredus to (1) maintain their existence and powers and its qualification in the states listed in Schedule 2.1 hereto; (2) preserve intact their business organization; (3) use commercially reasonable efforts to keep available to the Purchaser the present key officers and employees of the Company, the Subsidiaries and Veredus, including without limitation the employees engaged in the business conducted by Chicago Deferred Exchange Corporation and Chicago Deferred Exchange Corporation of California; (4) use commercially reasonable efforts to preserve for the Purchaser the relationships of the Company, the Subsidiaries and Veredus with their clients, suppliers and others having business relations with them; (5) maintain all of the properties of the Company, the Subsidiaries and Veredus in customary repair, order and condition; and (6) take all steps reasonably necessary to maintain the intangible assets of the Company, the Subsidiaries and Veredus.

                  Section 6.2       Confidentiality.

                  (a) The Confidentiality Agreement dated June 2, 2000 between the Purchaser and the Stockholder (the "Confidentiality Agreement") shall continue in full force and effect until the Effective Time.

                  (b) At the Closing, the Stockholder shall provide to the Purchaser a list of all parties who received confidential information with respect to the Company in connection with the potential acquisition of the Company and copies of any confidentiality agreements entered into with respect thereto in each to the extent permitted to do so by the terms of such agreements or by the consent of such parties. To the extent that assignment is permitted, the Stockholder shall assign all of its rights under such confidentiality agreements to the Purchaser. The Stockholder agrees, at the request of the Purchaser or the Company, to use commercially reasonable efforts at the request and expense of the Purchaser to enforce rights under such confidentiality agreements on behalf of the Purchaser or the Company to the extent any such agreements are not assignable by the Stockholder to the Purchaser.

                  Section 6.3 Filings and Approvals. Each of the Company and the Stockholder shall duly make all regulatory filings required to be made by it prior to the Effective Time in respect of this Agreement and the transactions contemplated hereby.

                  Section 6.4 Commercially Reasonable Efforts. Subject to the terms and conditions hereof, each of the Company and the Stockholder agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated hereby, including, without limitation, satisfaction of the conditions set forth in Article IV hereof.

                  Section 6.5 Fund Approvals. Each of the Company and the Stockholder agrees to use commercially reasonable efforts to obtain the required approvals of the New Advisory Contracts on the same terms (other than term thereof) as the existing investment advisory agreements between the parties thereto.

                  Section 6.6 Proxy Statements. The Company and the Stockholder will use commercially reasonable efforts to cause the Investment Company to call a special meeting of the shareholders of each Fund as soon as practicable after the date hereof and to mail to that Fund's shareholders of record entitled to vote at the special meeting of shareholders at which action is to be considered regarding the New Advisory Contracts, in sufficient time to comply with requirements as to notice thereof, a proxy statement which complies in all material respects with the applicable provisions of Section 14 of the Exchange Act and Section 20 of the Investment Company Act, and the rules and regulations promulgated thereunder. Any portion of such proxy statement prepared by the Company or the Stockholder shall be subject to the review and consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

                  Section 6.7 Non-Fund Clients. Each of the Company and the Stockholder agrees (a) to notify, in a manner mutually acceptable to the parties hereto, all of the Non-Fund Clients as soon as practicable after the execution and delivery of this Agreement of the prospective change of control of the Company and the Subsidiaries, and (b) to use commercially reasonable efforts to obtain the consents of Non-Fund Clients relating to their Client Contracts. The form of correspondence and consents prepared by the Company or the Stockholder in connection therewith shall be subject to the review and consent of the Purchaser, which consent shall not be unreasonably withheld or delayed. The parties hereto acknowledge that there shall be no obligation to obtain any board of trustee or shareholder approval with respect to the Pimco International Fund.

                  Section 6.8 No Shop. From the date of this Agreement until the Closing Date, other than in connection with the transactions contemplated hereby, the Stockholder shall not, and shall cause the Company and its Subsidiaries and its and their officers, directors, employees, representatives and agents not to, solicit, propose or facilitate (including by way of providing information regarding the Company or any Subsidiary to any third party), directly or indirectly, any inquiries, discussions or proposals for, continue or enter into negotiations looking toward, or enter into or consummate any agreement or understanding in connection with any proposal regarding any purchase or other acquisition of all or any portion of the assets or capital stock (whether newly issued or currently outstanding) of the Company or any Subsidiary (other than the sale of services or inventory or replacement of assets or other routine activities in the ordinary course of business) or any merger, business combination or recapitalization involving the Company or any Subsidiary.

                  Section 6.9 Confidentiality. The Stockholder agrees that neither the Stockholder nor any of its subsidiaries or their respective officers and directors will disclose any Confidential Information (as defined below) after the date hereof to any third party, except as required by Applicable Laws. "Confidential Information" shall mean any confidential information of the Company, any of the Subsidiaries or Veredus which is in the possession of the Stockholder or any of its subsidiaries or their respective officers and directors on the date hereof or on the Closing Date other than confidential information which becomes available to the public (other than as a result of the disclosure of such information by the Stockholder or any of its subsidiaries or their respective officers and directors not in contravention of the covenant set forth in this Section 6.9).

                  Section 6.10 Non-Competition Agreement. The Stockholder agrees that (a) for a period of five years immediately following the Closing Date, (i) the Stockholder and its subsidiaries shall not, without the prior written consent of the Company, directly or indirectly solicit for employment or hire any person who as of the date hereof or as of the Closing Date is an officer or employee of the Company, any Subsidiary or Veredus and (ii) the Stockholder shall not, without the prior written consent of the Company, use its knowledge of any current client of the Company, any of the Subsidiaries or Veredus to indirectly or directly assist in any way any of the Stockholder's subsidiaries or any other entity in soliciting, and shall not itself solicit, any such clients; and (b) for a period of eighteen months immediately following the Closing Date, the Stockholder and its subsidiaries shall not, without the prior written consent of the Company, (i) solicit any client of the Company, any of the Subsidiaries or Veredus, or (ii) engage in any Competitive Activity anywhere in the world (including, without limitation, anywhere in the United States of America). The parties acknowledge and agree that (x) the Stockholder will receive substantial and valuable benefits under this Agreement in consideration of the covenants and agreements of the Stockholder set forth in this Section 6.10, (y) the Purchaser would not have executed and delivered this Agreement, or agreed to consummate the transactions contemplated hereby upon the terms and conditions set forth in this Agreement, if the Stockholder had not entered into the covenants and agreements set forth in this Section 6.10 and (z) the parties intend that such agreements and covenants be enforceable and that it would be grossly inequitable if a court or judicial tribunal were not to enforce such covenants and agreements to the fullest extent provided herein, and in arriving at such intention the parties took into account the fact that such agreements and covenants have been made in the context of a sale of a business. "Competitive Activity" shall mean engaging in any of the following activities:
(i) directly or indirectly (x) controlling the business operations of any Competitor, or (y) owning any equity interests in any Competitor (other than equity interests which are publicly traded and do not exceed 10% of the particular class of interests then outstanding); or (ii) knowingly interfering with the business relationship between the Company and any of its clients or suppliers. The term "Competitor" as used in this Agreement shall mean any entity that is engaged in the asset management and investment advisory businesses engaged in by the Company or any of the Subsidiaries as of the date hereof or as of the Closing Date; provided, however, that any entity or group of affiliated entities that has assets under management of $3 billion or less when control thereof or equity interests therein are acquired shall not be deemed to be a "Competitor."

                  Section 6.11 Other Investment Company Matters. The Stockholder shall use commercially reasonable efforts to cause the Company, each Subsidiary and Veredus, subject to any fiduciary requirements to the Investment Company or any Fund, to ensure that neither the Investment Company nor any Fund takes any action that would (a) prevent the Investment Company from qualifying as a "regulated investment company," within the meaning of Section 851 of the Code, or (b) be inconsistent in any material respect with the Investment Company's or any Fund's prospectus or other offering, advertising or marketing materials.

                  Section 6.12 Post-Closing Matters. The Stockholder shall comply with the requirements of Section 15(f) of the Investment Company Act, including, without limitation, by refraining from imposing or seeking to impose, for a period of two years after the Closing, any "unfair burden" on any Fund, within the meaning of the Investment Company Act.

                  Section 6.13 Intercompany Transactions. Immediately prior to the Closing Date, the Stockholder shall contribute the shares of preferred stock of The Chicago Trust Company owned by it to the capital of the Company. All agreements and all intercompany transactions or obligations, including all income tax assets and liabilities, involving the Company or the Subsidiaries, on the one hand, and the Stockholder and its subsidiaries (other than the Company or the Subsidiaries), on the other hand, shall be cancelled as of the Closing Date; provided, however, that any agreements between the Company and the Subsidiaries, on the one hand, and the Stockholder and its subsidiaries (other than the Company or the Subsidiaries), on the other hand, pertaining to the management by the Company or the Subsidiaries of funds of the Stockholder or its subsidiaries shall continue in full force and effect subject to the terms of any agreements relating thereto or applicable law.

                  Section 6.14 FIRPTA Certificate. At or prior to the Closing, the Stockholder shall deliver to the Purchaser a certificate in the form required by Section 1445(b)(2) of the Code and the regulations promulgated thereunder to the effect that the Stockholder is not a "foreign person" within the meaning of Section 1445 of the Code.

                  Section 6.15 M&C AUM. The Stockholder shall provide the Purchaser with a certificate of an officer of the Stockholder setting forth the M&C AUM and the calculation thereof as soon as practicable but not later than the date that is five (5) business days prior to the Closing Date.

                  Section 6.16 Approvals. As soon as practicable hereafter, the Stockholder (a) shall cause the board of directors of the Company to approve this Agreement and the transactions contemplated hereby, and use its best efforts to cause such approval to be obtained by October 20, 2000, and (b) shall execute and deliver to the Purchaser a stockholder consent pursuant to Section 228 of the DGCL authorizing and approving the Merger and this Agreement, and the Stockholder hereby agrees that it shall not revoke or withdraw such consent while this Agreement is in effect.

                                  ARTICLE VII

                           COVENANTS OF THE PURCHASER

                  Section 7.1 Confidentiality. The Confidentiality Agreement shall continue in full force and effect until the Closing.

                  Section 7.2 Filings and Approvals. Each of the Purchaser and Newco shall duly make all regulatory filings required to be made by it prior to the Effective Time in respect of this Agreement and the transactions contemplated hereby.

                  Section 7.3 Commercially Reasonable Efforts. Subject to the terms and conditions hereof, the Purchaser agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated hereby, including, without limitation, satisfaction of the conditions set forth in Article V hereof.

                  Section 7.4 Use of the Alleghany Name. Promptly after the Closing, the Purchaser shall use commercially reasonable efforts to cause the Company, the Subsidiaries, the Investment Company and the Funds to change their corporate or organizational names to names that do not contain the word "Alleghany" or any variation thereof and to cease thereafter from using the word "Alleghany" or any variation thereof.

                  Section 7.5 Transfer Taxes. The Purchaser shall prepare and attend to the filing of any and all returns, applications or other documents regarding any transfer, transfer gains or similar Taxes which become payable in connection with, or by virtue of, the Merger and the other transactions contemplated by this Agreement (collectively, "Transfer Taxes"), and the Stockholder shall reasonably cooperate with the Purchaser with respect to the preparation and filing of such returns, applications or other documents. The Purchaser and Stockholder shall each pay (and shall indemnify and hold the other harmless against) one-half of all Transfer Taxes payable with respect to the Merger and the other transactions contemplated hereby.

                  Section 7.6 Cooperation with Preparation of Proxy Statements. The Purchaser agrees to cooperate with the Company in the preparation and mailing of the proxy statements contemplated by Section 6.6 hereof. The Purchaser agrees to promptly provide in writing all information concerning the Purchaser, Newco and their respective affiliates required to be included in the Funds' proxy statements under the Exchange Act, the Investment Company Act or the rules and regulations promulgated thereunder. The Purchaser agrees to promptly correct such information if and to the extent that the information regarding the Purchaser, Newco or any of their respective affiliates in a Fund's proxy statement becomes false or misleading in any material respect.

                  Section 7.7 Information to Board of Trustees. With respect to each Fund, the Purchaser promptly shall provide to the Board of Trustees of the Investment Company all information relating to the Purchaser and its affiliates that is necessary and/or reasonably requested by such Board to enable it to evaluate the terms of the New Advisory Contract (including any sub-advisory agreement) proposed in connection with the transactions contemplated hereby and relating to any such Fund in accordance with such Board's responsibilities under Sections 15 and 36 of the Investment Company Act. In addition, the Purchaser promptly shall provide to the Board of Trustees of the Investment Company all information necessary and/or reasonably requested by such Board to approve the terms of new distribution agreements, if any, proposed in connection with the transactions contemplated hereby and to permit preparation and approval of proxy materials or prospectuses, as the case may be, to be sent to the shareholders of each Fund in connection with the special shareholders' meetings referred to in Section 6.6 hereof. The Purchaser promptly shall provide to the Company and the Stockholder copies of all information provided to the Board of Trustees of the Investment Company in accordance with this Section 7.7.

                  Section 7.8 Certain Post-Closing Fund Matters. The Purchaser acknowledges that the Merger is intended to qualify for the treatment described in Section 15(f) of the Investment Company Act. In this regard, the Purchaser shall, and from and after the Effective Time shall cause the Surviving Corporation and each of the Subsidiaries to, comply with the requirements of
Section 15(f) of the Investment Company Act, including, without limitation, (i) using all commercially reasonable efforts to assure that, for a period of three years after the Effective Time, at least 75% of the Board of Trustees of the Investment Company or any permitted successor thereto are not "interested persons" of the Stockholder, the Company, the Surviving Corporation, the Purchaser, Newco, a Subsidiary or any of their affiliates, as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC; such efforts to include (x) causing any employee, officer, director or agent of the Stockholder, the Company, the Surviving Corporation, the Purchaser, Newco, a Subsidiary or any of their respective affiliates who shall be a trustee of the Investment Company to resign when required to maintain such percentage, and (y) using all reasonable efforts to ensure that vacancies on the Board of Trustees of the Investment Company shall be filled by a person who is not an "interested person" of the Stockholder, the Company, the Surviving Corporation, the Purchaser, Newco, a Subsidiary or any of their respective affiliates, who has been selected and proposed for election by a majority of the Trustees who are not such interested persons, and who has been elected by shareholders in accordance with Section 16(b) of the Investment Company Act; and (ii) refraining from imposing or seeking to impose, for a period of two years after the Effective Time, any "unfair burden" on any Fund, within the meaning of the Investment Company Act.

                  Section 7.9 Form ADV. Following the Closing, the Purchaser agrees to cause each Subsidiary that is a registered investment adviser under the Advisers Act to amend its Form ADV and promptly to file such amendment with the SEC and any applicable state authorities, for the purpose of disclosing information about the change in control of the respective Subsidiary and any change in personnel following the Merger.

                  Section 7.10 Employee Matters. Prior to, at and after the Closing, the Purchaser shall, and shall cause the Surviving Corporation to, and the Stockholder and the Company are permitted to, take such actions as are necessary, including, without limitation, the amendment of any Benefit Plan, in order to provide the benefits to the employees of the Company and the Subsidiaries as set forth in Exhibit
7.10 hereto.

                  Section 7.11 Formation and Actions of Newco. The Purchaser shall take all necessary actions in connection with the formation and qualification of Newco, and shall cause Newco to take all of the actions required on its part for the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII

                                    Indemnity

                  Section 8.1 Survival of Representations, Warranties, Indemnity Obligations and Covenants. All representations, warranties and covenants, including without limitation any indemnity obligations, of the parties hereto which are contained in this Agreement, together with the certificates delivered pursuant hereto, shall survive the Closing and remain operative and in full force and effect, regardless of any investigation heretofore or hereafter made by or on behalf of any of the parties hereto; provided, however, that the obligations of the parties for any breach of any representation, warranty or covenant, including without limitation any indemnity obligation, made by them herein or therein shall survive the Closing Date only until the later of the first anniversary of the Closing Date and March 31, 2002 (the "Termination Date") or, for any claim thereon made during that period, until such claim is resolved, and no claim thereon may be first asserted after the Termination Date, except that the representations and warranties contained in Sections 2.2, 2.11 and 2.17(g) and in the third sentence of Section 2.3 hereof, and the covenants set forth in Sections 1.8, 6.9, 6.10, 6.11, 6.12, 7.4, 7.5, 7.8, 7.9, 7.10,
7.11, 10.2, 10.3, 10.4, 10.9, 10.12 and Articles VIII and IX hereof, shall survive the Closing Date until 60 days after the expiration of the statute of limitations applicable to any claim which could be made hereunder or thereunder or for any claim thereon made during that period until such claim is resolved.

                  Section 8.2 Indemnity by the Stockholder.

                  (a) Subject to the limitations in Section 8.1 hereof, and except for the Stockholder's indemnity (i) for Taxes, which shall be governed exclusively by Section 9.3(a) hereof to the extent of any indemnification for Taxes for Pre-Closing Tax Periods or Section 9.5(b) hereof to the extent relating to the Section 338 Elections (as hereinafter defined), and (ii) for Liabilities (as hereinafter defined) arising out of Section 4001(b) of ERISA or
Section 414(b), (c), (m) or (o) of the Code and Liabilities arising out of any discontinued business of the Company or any of its present or former subsidiaries or parents or any of their predecessors, or any business of the Stockholder or any of its present or former subsidiaries (other than the Company and the Subsidiaries) or any of its predecessors, which shall be governed exclusively by Section 8.2(b) hereof, the Stockholder agrees to indemnify the Purchaser and hold it harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities (as hereinafter defined) arising out of or due to the breach of any representation, warranty or covenant of the Company or the Stockholder set forth in this Agreement or in any certificate delivered pursuant hereto, and any and all actions, suits and proceedings incident to any of the foregoing. The term "Liabilities" for purposes of this Agreement shall mean all liabilities, losses, judgments, damages, settlements, assessments, claims, costs or expenses, including, without limitation, attorneys' fees and expenses. In computing the amount of any Liabilities, such amount shall be limited to the amount that remains after deduction therefrom of the amount of any insurance proceeds received by the indemnified party in respect of such Liabilities.

                  (b) The Stockholder agrees to indemnify the Purchaser, the Company and the Subsidiaries and hold them harmless at all times after the Closing Date from and against and in respect of any and all Liabilities for any obligation, liability (including any liability under Sections 4062, 4063 and 4064 of ERISA), lien, fine, penalty or tax with respect to, or by reason of, (x) any employee benefit plan (within the meaning of Section 3(3) of ERISA) of any entity (other than the Company and the Subsidiaries) which has ever been considered a single employer with the Stockholder under Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code prior to the Closing Date, (y) any business of the Company or any of its present or former Subsidiaries or any of their predecessors which has been discontinued prior to the Closing Date, or
(z) any business of the Stockholder or any of its present or former subsidiaries (other than the Company and the Subsidiaries) or any of its predecessors.

                  (c) The Purchaser agrees that indemnification pursuant to this
Article VIII and pursuant to Article IX hereof, subject to all limitations on such indemnification set forth in this Agreement, shall be the sole and exclusive remedy and means of recovery by the Purchaser, Newco, the Company or the Subsidiaries, as the case may be, against the Stockholder with respect to any claim or action seeking damages or any other form of monetary relief brought by the Purchaser, Newco, the Company or the Subsidiaries, other than with respect to fraud or willful misconduct.

                  Section 8.3 Indemnity by the Purchaser.

                  (a) Subject to the limitations set forth in Section 8.1 hereof and except for the Purchaser's indemnity (i) for Taxes, which shall be governed exclusively by Section 8.3(b) hereof, and (ii) for breach of Section 7.8 hereof, which shall be governed exclusively by Section 8.3(c) hereof, the Purchaser agrees to indemnify the Stockholder and hold it harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities arising out of or due to the breach of any representation, warranty or covenant of the Purchaser set forth in this Agreement or in any certificate delivered pursuant hereto, and any and all actions, suits and proceedings incident to the foregoing.

                  (b) The Purchaser agrees to indemnify and hold harmless the Stockholder (and each member of the affiliated group of which the Stockholder is the common parent, as such terms are defined in Section 1504 of the Code) against any additional Tax imposed upon the Stockholder (or any member of its affiliated group) if any payment made by the Stockholder, the Company or the Subsidiaries prior to the Closing Date to any "disqualified person" (within the meaning of Section 280G(c) of the Code) employed by the Company or the Subsidiaries on the Closing Date is treated as an "excess parachute payment" (within the meaning of Section 280G(b) of the Code) by reason of any payment (including by reason of any transfer of property) to such person on or after the Closing Date made directly or indirectly by the Purchaser, the Company, the Subsidiaries or any person whose relationship to any of the foregoing is such as to require attribution of stock ownership between the parties under Section 318(a) of the Code; provided, however, that the Purchaser shall not be obligated to indemnify the Stockholder (or any member of its affiliated group) pursuant to the foregoing, if the information on Schedule 2.17(g) with respect to the amount of the payments that could be made to such disqualified person without causing any part of such payment to be treated as an "excess parachute payment" is inaccurate.

                  (c) The Purchaser agrees to indemnify the Stockholder and hold it harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities arising out of or due to the breach of
Section 7.8 hereof.

                  (d) The Stockholder agrees that indemnification pursuant to this Article VIII, subject to all limitations on such indemnification set forth in this Agreement, shall be the sole and exclusive remedy and means of recovery by the Stockholder against the Purchaser and Newco with respect to any claim or action seeking damages or any other form of monetary relief brought by the Stockholder, other than with respect to fraud or willful misconduct.

                  Section 8.4 Certain Indemnification Covenants.

                  (a) Subject to Section 8.4(c) hereof, the obligations of the Stockholder to indemnify the Purchaser under Section 8.2(a) hereof shall be limited to $206,250,000, and the Stockholder shall have no obligation to indemnify the Purchaser under Section 8.2(a) hereof until such time as the aggregate amount of the Liabilities claimed by the Purchaser exceeds Twenty-Five Million Dollars ($25,000,000), and then only in an amount in excess of such Twenty-Five Million Dollars ($25,000,000).

                  (b) Subject to Section 8.4(c) hereof, the obligations of the Purchaser to indemnify the Stockholder under Section 8.3(a) hereof shall be limited to $206,250,000, and the Purchaser shall have no obligation to indemnify the Stockholder under Section 8.3(a) hereof until such time as the aggregate amount of Liabilities claimed by the Stockholder exceeds Twenty-Five Million Dollars ($25,000,000), and then only in an amount in excess of such Twenty-Five Million Dollars ($25,000,000).

                  (c) Notwithstanding anything to the contrary in Sections 8.4(a) and 8.4(b) hereof, there shall be no limits (including any $25,000,000 deductible or $206,250,000 cap) on the obligations of the parties hereto to indemnify any other party hereto pursuant to Sections 8.2(b), 8.3(b), 8.3(c) and
Article IX hereof, pursuant to Section 8.2(a) with respect to breaches of Sections 2.2, 2.11 and 2.17(g) and the third sentence of Section 2.3, and breaches of any covenants contained in this Agreement, and therefore obligations to indemnify in respect of such provisions shall be from the first dollar to the last dollar of such Liability or Tax, as the case may be. Notwithstanding anything in this

Agreement to the contrary, for purposes of the provisions set forth in this
Article VIII, all Company Material Adverse Effect, materiality and correlative qualifications included in any of the representations and warranties contained in this Agreement shall be disregarded (including for purposes of determining whether a breach has occurred and for purposes of determining the amount of Liability associated with a breach).

                  Section 8.5 Procedure.

                  (a) The Purchaser on the one hand, and the Company and the Stockholder, on the other hand, each agree to promptly notify each other if any of them becomes aware of any Liabilities with respect to which indemnity may be asserted under this Article VIII (hereinafter referred to as a "claim"), provided that failure to notify the indemnifying party shall not relieve such party from liability except to the extent such party is materially prejudiced thereby.

                  (b) The party entitled to indemnity (the "Indemnitee") shall permit the party responsible for such indemnity (the "Indemnitor") to assume, by giving written notice to the Indemnitee within 30 calendar days of receipt of notice of such claim, the defense of, so long as it agreed to irrevocably provide indemnification with respect to, any such claim or any Litigation resulting from such claim at its own cost. If the Indemnitor assumes the defense of any such claim or Litigation resulting therefrom, the Indemnitee may participate, at its expense, in the defense of such claim or Litigation provided that the Indemnitor shall direct and control the defense of such claim or Litigation; provided that, if the Indemnitor proposes that the same counsel represent both the Indemnitee (or subsidiaries thereof) and the Indemnitor (or subsidiaries thereof) and representation of both parties by the same counsel is subject to a conflict of interest in the written opinion of counsel reasonably satisfactory to the Indemnitor, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor. The Indemnitee shall make available to the Indemnitor all records and other materials in the possession or under the control of the Indemnitee and required by the Indemnitor in defending any such claim, and shall in all respects give reasonable cooperation in such defense. Except with the written consent of Indemnitee, which consent shall not be unreasonably withheld or delayed, the Indemnitor shall not, in the defense of such claim or any Litigation resulting therefrom, consent to entry of any judgment or enter into any settlement of such claim or Litigation which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim or Litigation.

                  (c) If the Indemnitor shall not assume the defense of any such claim or Litigation resulting therefrom, by giving written notice to the Indemnitee within 30 calendar days of receipt of notice of such claim, the Indemnitee may defend against such claim or Litigation in such manner as it may deem appropriate. The Indemnitee shall not consent to entry of any judgment or enter into any settlement of such claim or Litigation without the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Indemnitor shall promptly reimburse the Indemnitee from time to time for any and all amounts paid for or incurred by the Indemnitee and for which the Indemnitor is obligated pursuant to this Article VIII, upon submission by the Indemnitee of a statement reflecting the basis upon which such indemnification is sought and the computation of such amounts.

                  (d) If the Indemnitor assumes the defense of the claim in accordance with Section 8.5(b) and the Indemnitor fails to take reasonable steps necessary to defend diligently such claim within 30 calendar days after receiving written notice from the Indemnitee, the Indemnitee may, at its option, elect to settle or assume its own defense, assisted by counsel of its own choosing, and the Indemnitor will be liable for all Liabilities incurred in connection therewith; provided, however, that the Indemnitee shall not, in the defense of such claim or any Litigation resulting therefrom, consent to entry of any judgment or enter into any settlement of such claim or Litigation except with the written consent of Indemnitor, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE IX

                                   TAX MATTERS

                  Section 9.1 Tax Returns.

                  (a) The Stockholder shall cause the Company and each Subsidiary that is a corporation for federal income tax purposes to join, for all taxable periods of the Company and such Subsidiary ending on or prior to the Closing Date, in any Consolidated Income Tax Return (as defined below).

                  (b) The Stockholder shall, or shall cause the Company and its Subsidiaries to, prepare and timely file all Tax Returns of or including the Company and/or its Subsidiaries that are required to be filed (with extensions) on or before the Closing Date and shall timely pay all Taxes due as shown on such Tax Returns. All such Tax Returns will be prepared and filed by the Stockholder, the Company or its Subsidiaries in a manner consistent with the prior practice of the Stockholder, the Company or its Subsidiaries, as applicable.

                  (c) For each taxable year of the Stockholder for which the Company and its Subsidiaries are included for all or any part of such taxable year on any Consolidated Income Tax Return of the Stockholder which is due (with all extensions) to be filed after the Closing Date, the Company shall prepare, or shall cause the Subsidiaries to prepare, in a manner consistent with the prior practice of the Company and the Subsidiaries, and deliver to the Stockholder no later than June 15th, all relevant Tax schedules, forms and information relating to the Company and its Subsidiaries, complete in all material respects, to permit their inclusion in such Consolidated Income Tax Returns of the Stockholder for each such taxable year. The Stockholder shall timely file all Consolidated Income Tax Returns and shall timely pay all Taxes due as shown on such Consolidated Income Tax Returns.

                  (d) The Stockholder and the Purchaser and the Company agree that for all Income Tax purposes, the taxable period of the Company and its Subsidiaries which began on January 1st of the calendar year in which the Closing Date occurs shall be terminated as of the close of business on the Closing Date in accordance with Treasury Regulations Section 1.1502-76(b)(1) (other than transactions properly allocable thereunder to the portion of the day after the Closing shall occur) and items of income, gain, loss, deduction or credit shall be apportioned based upon a closing of the books for Tax purposes in accordance with Treasury Regulation Section 1.1502-76(b). No election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items), and Treasury Regulation Section 1.1502-76(b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items, including, without limiting the generality of the foregoing, compensation items) for the month which includes the Closing Date. The Stockholder and the Purchaser and the Company further agree to file all Tax Returns (including, without limitation, all state income Tax Returns), handle the contest of any audit and otherwise act for all Tax purposes consistent with the provisions of this
Section 9.1(d).

                  (e) In the case of any Tax Return for any (i) taxable period of the Company or any Subsidiary beginning before and ending after the Closing Date (a "Straddle Period"), or (ii) any taxable period of the Company or any Subsidiary ending on or before the Closing Date that is required to be filed after the Closing Date (other than Tax Returns described in Section 9.1(b) and 9.1(c)) (a "Pre-Closing Tax Return"), the Company shall provide the Stockholder with copies of the completed Tax Return for such taxable period, together with such related work papers and other documents as the Stockholder shall reasonably request, no later than 30 days before the due date for the filing of such Tax Return. The Stockholder and its authorized representatives shall have the right to review the Tax Returns received from the Company pursuant to this Section 9.1(e), and the Company shall make such changes to any Pre-Closing Return as is requested by Stockholder for which there is a reasonable basis in fact and law to the extent consistent with the prior practice of the Stockholder, the Company or the Subsidiaries, as applicable, and subject to Section 9.5(c). No fewer than 5 days before the due date of the filing (such date to mean the last date that the filing can be made without incurring interest or penalties) of the Tax Return (i) in respect of a Straddle Period, the Stockholder shall pay to the Company an amount equal to the portion of any Tax relating to a Straddle Period that is attributable to the Stockholder pursuant to Section 9.3(b) hereof in excess of the accruals for such Taxes reflected in the Closing Date Balance Sheet, and (ii) in respect of any Pre-Closing Tax Return, the Stockholder shall pay to the Company an amount equal to all Taxes due as shown on such Pre-Closing Tax Returns in excess of the accruals for such Taxes reflected in the Closing Date Balance Sheet. If as a result of the review of any Tax Returns relating to a Straddle Period received from the Company the Stockholder disputes the treatment of any items on the Tax Returns prepared by the Company, the Stockholder and the Purchaser agree to consult with each other and attempt to resolve in good faith any such dispute. If the parties are unable to resolve any dispute within 60 business days after the receipt of any such Tax Returns, the parties shall submit such dispute to a mutually acceptable national accounting firm (which shall not be the accountants who regularly audit the financial statements of the Stockholder or the Purchaser), whose decision shall be conclusive and binding on the parties. The Stockholder and the Company shall each pay one-half of the fees and expenses of such accounting firm. If such disputes have not been resolved prior to the due date for the filing of such Tax Return relating to a Straddle Period, the Tax Return in question, to the extent any issues thereon remain unresolved, shall be filed (and the Stockholder shall make payments pursuant to this Section 9.1(e)) in accordance with the positions taken by the Purchaser, provided that the fact that such Tax Return will have been filed in accordance with the Purchaser's position shall not be taken into account for purposes of any dispute resolution under this Section 9.1(e). If a determination is made through the dispute resolution process after a Tax Return relating to a Straddle Period is filed that the Purchaser's position was inappropriate, the Purchaser shall promptly file an amended Tax Return relating to a Straddle Period (to the extent permitted by applicable law) reflecting the final decision of the accounting firm and an adjusting payment will be made by the Stockholder to the Purchaser or the Purchaser to the Stockholder, as the case may be, to reflect any difference between the Tax due with respect to the amended Tax Return relating to a Straddle Period and the Tax due with respect to the Tax Return as originally filed. In addition, if at the time of any payment under this Section 9.1(e) the Closing Date Balance Sheet has not been finalized, then the payments under this Section 9.1(e) shall be made on the basis of the then best available estimates of the Stockholder of the accruals for Taxes that will be reflected in the Closing Date Balance Sheet as certified by the Stockholder in writing (together with its calculation of such estimate and a description in reasonable detail of the manner in which such estimate was calculated), and within five (5) business days after the Closing Date Balance Sheet is finalized an adjusting payment will be made by the Stockholder to the Purchaser or by the Purchaser to the Stockholder, as the case may be, to reflect any difference between the estimate and the actual accruals.

                  (f) For purposes of this agreement, "Consolidated Income Tax Return" means any consolidated, combined, unitary or affiliated Income Tax Return of the Stockholder which the Company is required or eligible to join; "Income Tax" or "Income Taxes" means all Taxes (x) based upon, measured by, or calculated with respect to, net income or net receipts, proceeds or profits, or
(y) based upon, measured by, or calculated with respect to multiple bases (including, but not limited to, corporate franchise and occupation Taxes) if such Tax may be based upon, measured by, or calculated with respect to one or more bases described in clause (x) above and shall include, without limitation, the Illinois personal property replacement tax under 35 ILCS 5/201; and "Income Tax Return" means any Tax Return relating to Income Taxes.

                  Section 9.2 Post-Closing Tax Matters.

                  (a) To the extent relevant for a taxable period for which the requesting party is charged with payment responsibility for Taxes under this Agreement, each of the Stockholder and the Purchaser will provide the other (and the other's attorneys, accountants and agents) with, and the Company, after the Closing Date, shall cause the Subsidiaries to provide the Stockholder (and the Stockholder's attorneys, accountants and agents) with, the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information and personnel which may be relevant for the preparation of any Tax Returns, the determination of amounts due under Section 9.3 hereof, any audit or other examination by any Taxing Authority, the filing of any claim for a refund of Tax or for the allowance of any Tax credit, or any judicial or administrative proceedings relating to liability for Taxes. The party requesting assistance hereunder shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this Section 9.2(a) shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

                  (b) The Stockholder shall cause any tax sharing agreement or similar arrangement with respect to Taxes involving the Company or its Subsidiaries to be terminated effective as of the Closing Date. To the extent any such agreement or arrangement obligates the Company or its Subsidiaries to make any payments with respect to Taxes after the Closing Date, none of the Company, the Subsidiaries or the Stockholder shall have any obligation under any such agreement or arrangement for any past, present or future period. All powers of attorney granted by the Company and any Subsidiary with respect to Taxes shall be revoked as of the Closing Date.

                  (c) Except as otherwise provided in this Agreement: (i) any refund of Taxes with respect to the Company or any of its Subsidiaries that is received with respect to any taxable period of the Company and its Subsidiaries ending on or before the Closing Date (each, a "Pre-Closing Tax Period") in excess of the accruals for such refunds reflected in the Closing Date Balance Sheet or the portion of any Straddle Period for which the Stockholder is responsible pursuant to Section 9.3(b) hereof (such portion being referred to herein as the "Stockholder's Straddle Period") in excess of the accruals for such refunds reflected in the Closing Date Balance Sheet shall be for the account of the Stockholder, and to the extent that the Purchaser, the Company or any Subsidiary receives any such refund after the Closing Date with respect to any such Pre-Closing Tax Period or the Stockholder's Straddle Period, the amount of such excess (net of any Taxes imposed with respect to the receipt or accrual of such excess and any expenses incurred in connection with obtaining the refund) shall be promptly paid to the Stockholder.

                  (d) Notwithstanding Section 6.1(c), the Company may pay or cause the Subsidiaries to pay to the Stockholder on the day preceding the Closing Date (i) the amount of any reserve or provision for Income Taxes (not including any deferred Income Taxes) on the June 30, 2000 balance sheet and (ii) the amount of any reserve or provision for Income Taxes (not including any deferred Income Taxes) on its books and records in respect of income of the Company or the Subsidiaries derived in the ordinary course of business for the period from July 1, 2000 through the day preceding the Closing Date, in each case in excess of the amount, if any, paid out of such reserves since June 30, 2000 to any Tax Authority or to the Stockholder.

                  Section 9.3 Stockholder Indemnity for Taxes.

                  (a) The Stockholder shall pay and shall indemnify and hold harmless Purchaser, the Company and the Subsidiaries from: (i) all Liability in respect of Income Taxes of the Company and its Subsidiaries for all Pre-Closing Tax Periods and the Stockholder's Straddle Period (including, without limitation, all Liability for any Tax arising from the Section 338 Elections);
(ii) all Liability in respect of any Tax (other than Liability in respect of any Income Taxes) to the extent that the amount of the Liability exceeds the amount of accrual (if any) for such Taxes reflected in the Closing Date Balance Sheet of the Company and its Subsidiaries for all Pre-Closing Tax Periods and the Stockholder's Straddle Period; (iii) any additional Taxes of the Company or the Subsidiaries as a result of the disallowance of any deduction for any excess parachute payment made to any person identified on Schedule 2.17(g) hereof and attributable to any inaccuracy in the amount of the payment which could be made to such person as set forth on Schedule 2.17(g) hereof; (iv) all liability resulting by reason of the several liability of the Company and its Subsidiaries pursuant to Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of the Company and its Subsidiaries having been a member of any consolidated, combined or unitary group on or prior to the Closing Date; and (v) all liability of the Company and its Subsidiaries in respect of Taxes of any other person or entity pursuant to any agreement or contract, whether written or unwritten, entered into on or before the Closing Date, or as a transferor or successor, by contract or otherwise.

                  (b) In the case of any Straddle Period, the Stockholder shall be solely responsible for all Taxes of the Company and its Subsidiaries attributable to the portion of the period ending on, and which includes, the Closing Date and the Purchaser shall be solely responsible for all Taxes attributable to the portion of the period which begins after the Closing Date. For purposes of this Agreement, the portion of any Tax that is attributable to the portion of a Straddle Period up to and including the Closing Date shall be
(i) in the case of a Tax that is not an Income Tax or any Tax based on gross income, sales or gross receipts (including real property taxes), the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Straddle Period through and including the Closing Date, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of an Income Tax and any Tax that is based on any of gross income, sales or gross receipts, the Tax that would be due with respect to the portion of the Straddle Period through and including the Closing Date, if such portion of the Straddle Period were a separate taxable Pre-Closing Tax Period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis.

                  Section 9.4 Matters Involving Tax Claims. If a claim is made or threatened by any Taxing Authority that, if successful, may result in an indemnity payment under Section 9.3(a) or Section 9.5(b) hereof (a "Tax Claim"), the Purchaser shall notify the Stockholder stating the nature and basis of such claim, and the amount thereof, to the extent known. Failure to give such notice shall not relieve the Stockholder from any liability that it may have on account of this indemnification or otherwise, except to the extent that the Stockholder is materially prejudiced in the defense of such claim thereby. The Stockholder will have the right, at its option, upon timely notice to the Purchaser, to assume at its own expense control of any audit or other defense of any Tax Claim with its own counsel. The Stockholder's right to control a Tax Claim will be limited to issues in respect of which amounts in dispute would be paid by the Stockholder or for which the Stockholder would be liable pursuant to Section 9.3(a) or Section 9.5(b) hereof, which determination shall be made by the Stockholder in its sole discretion. Costs of such Tax Claims are to be borne by the Stockholder unless the Tax Claim relates to a Straddle Period, in which event such costs shall be fairly apportioned. The Purchaser, the Company and the Subsidiaries at their own expense shall cooperate with the Stockholder in contesting any Tax Claim, which cooperation shall include the retention and, upon the Stockholder's request, providing of records and information that are reasonably relevant to such Tax Claim and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. Notwithstanding the foregoing, (i) the Stockholder shall not have the right to control any Tax Claim unless it first acknowledges in writing its obligation to fully indemnify the Purchaser for Taxes at issue in the proceeding, (ii) no settlement or disposition of any Tax Claim shall be made without the Purchaser's consent (which consent shall not be unreasonably withheld) if the same could reasonably be expected to adversely affect the Purchaser's, the Company's or any Subsidiary's Liability for Taxes in a taxable year or period beginning after the Closing Date, and (iii) the Purchaser and the Stockholder shall jointly control all proceedings taken in connection with any claims for Taxes relating solely to a Straddle Period of any of the Company or the Subsidiaries, and each party shall bear its own out-of-pocket costs and expenses of the contest and all joint costs and expenses of the contest shall be borne in the same ratio as the applicable proposed Tax would be allocated.

                  Section 9.5 Section 338 Election.

                  (a) The Stockholder shall join with the Purchaser in making a timely and irrevocable election under Section 338(h)(10) of the Code with respect to the Company and each Subsidiary which is a corporation and, if permissible, shall make all similar elections requested by the Purchaser under any applicable state or local Tax laws with respect to the Company and each Subsidiary (collectively, the "Section 338 Elections"). The Stockholder shall report the acquisition of the Company by the Purchaser in a manner consistent with the making of the Section 338 Elections and shall take no position contrary thereto in any Tax Return or audit or any proceeding before any Tax authority without the written consent of the Purchaser.

                  (b) The Stockholder shall be responsible for and indemnify and hold harmless the Purchaser and its affiliates (including the Company) from and against any and all Liabilities arising from any Section 338 Elections being ineffective, invalid, improperly or untimely filed to the extent attributable to (i.e., that would not have been incurred but for) (i) the Stockholder's failure to timely or validly execute any Section 338 Forms (as defined below) or file any Section 338 Forms with any applicable Tax Return, (ii) any information provided by the Stockholder in connection with the Section 338 Forms being inaccurate, untimely, or incomplete or (iii) the inaccuracy of the representation set forth in Section 2.11(e) of this Agreement.

                  (c) The Purchaser shall be solely responsible for preparing drafts of all forms, attachments and schedules necessary to effectuate the
Section 338 Elections, including, without limitation, IRS Form 8023 or applicable successor form, and any similar forms or applicable successor forms under applicable state or local income tax laws (the "Section 338 Forms"). The Stockholder shall cooperate in good faith with the Purchaser in Purchaser's preparation of the Section 338 Forms and shall promptly provide to the Purchaser all relevant information reasonably requested by the Purchaser and necessary to complete the Section 338 Forms.

                  (d) At least 45 days prior to the latest date for the filing of any Section 338 Form by the Stockholder, the Purchaser shall furnish the Stockholder with a copy of each such form for its review and comment, and if the Purchaser's proposed determination of the ADSP (as defined in applicable Treasury Regulations under Section 338) and allocation of the ADSP to the assets of the Company and other relevant items (the "Proposed Allocation") is set forth on such Section 338 Election Form and the Proposed Allocation has not previously been provided to Stockholder, together with the Proposed Allocation, along with a copy of the appraisals, if any, on which such Proposed Allocation is based. The Purchaser and the Stockholder each agree to consult in good faith with regard to the proposed determination of the ADSP and the Proposed Allocation, provided that the Stockholder shall accept Purchaser's final determination of the ADSP and the Proposed Allocation (which the Purchaser shall provide to the Stockholder at least fifteen days prior to the due date for filing of the
Section 338 Forms), to the extent that they are reasonable and consistent with applicable Tax law (which, when accepted, shall become the "Final Allocation"). If requested by Purchaser, Stockholder shall attempt in good faith to execute the Section 338 Forms at or prior to the Closing, and, if any Section 338 Forms are not executed at the Closing, the Stockholder shall execute and deliver to Purchaser such Section 338 Forms within ten (10) days after such forms are received by the Stockholder. The Stockholder and Purchaser will reflect such Final Allocation in all applicable Tax Returns filed by any of them, including but not limited to the Section 338 Forms. The Stockholder and the Purchaser, and the Company shall not take a position before any Tax authority or otherwise (including in any Tax Return) inconsistent with the Purchaser's determination of the ADSP and the Final Allocation unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local law).

                  (e) The Purchaser shall bear all of the costs and expenses of preparing the Section 338 Elections and the Proposed and Final Allocations other than costs and expenses incurred by the Stockholder in connection with the review of the Proposed Allocation or any Section 338 Election or the execution of any Section 338 Election.

                  (f) For purposes of this Agreement, the deemed purchaser in the Section 338 Election hereby expressly assumes all liabilities of the Company and the Subsidiaries taken into account in determining the ADSP (it being understood that this provision shall have no effect on any party's obligation under this Agreement to be responsible for or indemnify for any Liability).

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  Section 10.1 Termination. At any time prior to the Closing Date, this Agreement may be terminated:


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
                  (a) by mutual written consent of the Purchaser and the Stockholder;

                  (b) by either the Purchaser, on the one hand, or by the Stockholder, on the other hand, upon written notice to the other if, without fault of the terminating party, the Closing shall not have occurred on or before April 18, 2001; provided, however, that, if the only reason that the Closing shall not have occurred by such date is the fact that any of the conditions set forth in Sections 4.4, 4.5, 4.7, 5.4 or 5.5 have not been satisfied or waived, then neither the Purchaser nor the Stockholder may terminate this Agreement unless the Closing shall not have occurred on or before July 18, 2001; notwithstanding the foregoing, the right to terminate this Agreement under this
Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                  (c) by the Stockholder if an event occurs that makes it impossible to satisfy any condition set forth in Article V of this Agreement or by the Purchaser if an event occurs that makes it impossible to satisfy any condition set forth in Article IV of this Agreement; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to a party if its failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, such impossibility;

In the event of any termination pursuant to this Section 10.1, the parties hereto shall be released from all liabilities and obligations arising under this Agreement with respect to matters contemplated by this Agreement other than for damages to the extent arising from a prior breach of this Agreement; provided, however, that the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

                  Section 10.2 Expenses. Whether or not the Closing takes place and regardless of whether this Agreement is terminated, each party hereto shall pay all of the costs and expenses incurred by it in connection with this Agreement or in consummating the transactions contemplated hereby (including, without limitation, disbursements and expenses of its attorneys, accountants and advisers); provided, however, that each of the Purchaser and the Stockholder shall pay one-half of all fees and expenses incurred by the Investment Company and the Funds in connection with obtaining the required approvals of the New Advisory Contracts as contemplated in Section 6.5 of this Agreement.

                  Section 10.3 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and sufficient if delivered personally, by private courier or fax, or sent by registered or certified mail, postage prepaid, addressed as follows:


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
                  If to the Purchaser or Newco, to

                           ABN AMRO North America Holding Company
                           c/o ABN AMRO Asset Management
                           82 Bishopsgate
                           London EC2N 4BN
                           United Kingdom

                           Attention:  Mr. Tom Cross Brown

                  with a copy to

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004-1980

                           Attention:  Mr. Lawrence N. Barshay

                  If to the Company or the Stockholder, to

                           Alleghany Corporation
                           375 Park Avenue
                           New York, New York  10152

                           Attention:  Mr. Robert M. Hart

                  with a copy to

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York  10019

                           Attention:  Ms. Linda E. Ransom

Any party may change the person and address to which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein.

                  Section 10.4 Public Announcements. Each party hereto agrees that it will not issue a press release or otherwise make any public announcement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other parties hereto (such consent not to be unreasonably withheld or delayed), unless such party determines in good faith that it is so obligated by applicable law, in which case such party shall consult, to the extent practicable, with the other parties prior to issuing such press release or making such public announcement.

                  Section 10.5 Notice. From the date hereof until the Closing, each party shall give prompt written notice to the other parties of (a) the occurrence, or failure to occur, of any event which occurrence or failure would cause or be likely to cause any representation or warranty of the party giving notice contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (b) any failure of the party giving notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; provided, however, that the delivery of any notice pursuant to this Section 10.5 shall not limit or otherwise affect the remedies available hereunder to the parties receiving notice, or modify in any way any disclosure made in this Agreement or the Schedules hereto as of the date hereof.

                  Section 10.6 Remedies. Without intending to limit the remedies available to any party hereto, each party (i) acknowledges that breach of this Agreement will result in irreparable harm for which there is no adequate remedy at law, and (ii) agrees that any party seeking to enforce this Agreement shall be entitled to injunctive relief, including specific performance, or other equitable remedies upon any such breach.

                  Section 10.7 Entire Agreement; Amendment. This Agreement, together with the exhibits and other documents delivered pursuant hereto and the letters from the Stockholder to the Purchaser dated the date hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect until Closing. No party hereto has relied upon any oral or written statement, representation, warranty, covenant, condition, understanding or agreement made by any other party or any representative, agent or employee thereof, except for those expressly set forth in this Agreement or in the schedules, certificates or exhibits delivered pursuant hereto. Disclosure on any one of the schedules hereto constitutes disclosure on each other schedule as applicable (to the extent that the relevance of such disclosure for each such other schedule is reasonably evident from the text thereof). This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered by the parties hereto.

                  Section 10.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, executors, administrators, legal representatives and permitted assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein shall be made by any party hereto without the express prior written consent of each other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Purchaser may assign all or some of its rights under this Agreement to any of its affiliates or its direct or indirect wholly owned subsidiaries, provided that no such assignment shall relieve the Purchaser of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as provided in Exhibits 1.7 and 7.10 hereto.

                  Section 10.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, except for matters relating to the validity of corporate or similar action, which shall be governed by the laws of the jurisdiction of organization of the relevant entity.

                  Section 10.10 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

                  Section 10.11 Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                  Section 10.12 Severability. In the event that any provision hereof is prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.



                                       ABN AMRO NORTH AMERICA HOLDING COMPANY



                                       By:/s/ Carol Tenyak
                                          --------------------------------------
                                            Name: Carol Tenyak
                                            Title: Vice President



                                       ALLEGHANY ASSET MANAGEMENT, INC.


                                       By:/s/ Stuart D. Bilton
                                          --------------------------------------
                                            Name: Stuart D. Bilton
                                            Title: President and Chief
                                                   Executive Officer



                                       ALLEGHANY CORPORATION


                                       By:/s/ John J. Burns, Jr.
                                          --------------------------------------
                                            Name: John J. Burns, Jr.
                                            Title: President


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